                                  [BLOUNT LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 25, 2006


TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

        The Annual Meeting of Stockholders of Blount International, Inc. (the "Corporation") will be held at 10:00 A.M. P.D.T. on Tuesday, April 25, 2006, in the Dogwood Room of the Corporation's headquarters at 4909 SE International Way in Portland, Oregon 97222 for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2. To consider and act upon a proposal to approve the Blount International, Inc. 2006 Executive Management Annual Incentive Plan;

3. To consider and act upon a proposal to approve the Blount International, Inc. 2006 Equity Incentive Plan;

4. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2006; and

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on Friday, February 24, 2006, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                        By Order of the Board of Directors,




                                               RICHARD H. IRVING, III
                                      Senior Vice President, General Counsel
                                                   and Secretary




4909 SE International Way
Portland, OR 97222
March 21, 2006

                                TABLE OF CONTENTS
                                                                        PAGE NO.
                                                                        --------

ANNUAL MEETING OF STOCKHOLDERS.................................................3

PRINCIPAL STOCKHOLDERS.........................................................4

PROPOSAL 1 (Election of Directors).............................................6

DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION......................................6

THE BOARD AND ITS COMMITTEES...................................................9

CRITERIA FOR NOMINATING DIRECTOR CANDIDATES...................................11

NOMINATION OF CANDIDATES BY STOCKHOLDERS......................................12

COMPENSATION OF DIRECTORS.....................................................12

AUDIT COMMITTEE DISCLOSURE....................................................13

AUDIT COMMITTEE REPORT........................................................14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................14

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................16
    Overall Objectives of the Executive Compensation Program..................16
    Description of the Executive Compensation Program.........................17
    Calendar Year 2005 Pay for the Chairman and Chief Executive Officer.......19

EXECUTIVE OFFICERS............................................................21

EXECUTIVE COMPENSATION........................................................22
    Summary Compensation Table................................................22
    Option Grants.............................................................24
    Equity Compensation Plan Information......................................25
    Option Exercises and Year-End Values......................................27
    Pension Plans.............................................................28

SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS........................29

PERFORMANCE GRAPH OF FIVE YEAR CUMULATIVE TOTAL RETURN........................32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS.....................33

SECTION 303A.12 CERTIFICATION TO THE NYSE.....................................33

SECTION 303A.14 WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS.....................33

CERTAIN TRANSACTIONS AND OTHER MATTERS........................................33

PROPOSAL 2 (Approval of 2006 Executive Management Annual Incentive Plan)......34

PROPOSAL 3 (Approval of 2006 Equity Incentive Plan)...........................36

PROPOSAL 4 (Ratify the Appointment of Independent Registered Public
    Accounting Firm)..........................................................41

STOCKHOLDERS' COMMUNICATIONS WITH BOARD OF DIRECTORS..........................42

STOCKHOLDERS' PROPOSALS FOR 2007 ANNUAL MEETING...............................42

EXHIBIT A (Blount International, Inc. 2006 Executive Management Annual
           Incentive Plan)
EXHIBIT B (Blount International, Inc. 2006 Equity Incentive Plan)

                           BLOUNT INTERNATIONAL, INC.
                            4909 SE International Way
                             Portland, Oregon 97222
                                  503-653-8881

                       -----------------------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 25, 2006

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware corporation, (the "Corporation") of your proxy for use at the Annual Meeting of Stockholders to be held on April 25, 2006, or at any adjournment thereof, (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about March 21, 2006.

        Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting will be voted at the Meeting, but you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a specification is made, the shares will be voted in accordance with the specification. IF A PROXY IS SIGNED BUT NO SPECIFICATION IS MADE ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD WITH RESPECT TO PROPOSALS 1, 2, 3 AND 4. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

        Please note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995. As of the close of business on November 3, 1995, as a result of reorganization, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc. The stock of Blount, Inc. prior to the reorganization had been traded on the American Stock Exchange. The stock of Blount International, Inc. has been traded on the New York Stock Exchange, Inc. ("NYSE") since the reorganization.

        Please also note that as the result of a merger and recapitalization, which involved the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. ("LBMBP II") and was completed on August 19, 1999, the Corporation issued cash and shares in a single class of common stock in exchange for the delivery and cancellation of its former Class A and Class B common shares. Throughout this document, this transaction is referred to as the "Merger and Recapitalization."

        Further, please note that on December 20, 2004, LBMBP II and its affiliates completed a secondary offering of 11,225,492 shares of the Corporation's common stock. As a result of this transaction, for the first time since August 19, 1999, the closing date for the Merger and Recapitalization, LBMBP II and its affiliates no longer controlled fifty percent (50%) or more of the Corporation's common stock. "Control" includes shares owned by or attributed to LBMBP II and its affiliates under applicable federal securities law. Throughout this document, this transaction is referred to as the "Change-in-Control."

                                VOTING SECURITIES

RECORD DATE AND VOTE REQUIRED

        The Board has fixed the close of business on Friday, February 24, 2006, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of the Corporation's single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person. As of such date, the Corporation had issued and outstanding 47,092,131 shares. There are no cumulative voting or preemptive rights.

        The holders of common stock are entitled to one vote per share to elect the Directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

        Directors are elected by the affirmative vote of a majority of the shares voted in the election, as distinct from a majority of shares outstanding. Similarly, except for certain special proposals, such as one to amend the Certificate of Incorporation, none of which is currently scheduled to come before the Meeting, the affirmative vote of a majority of the shares cast in the election is required to approve any other proposal properly presented at the Meeting, including Proposals 2, 3 and 4, which are the only proposals currently scheduled for the Meeting in addition to the election of Directors.

                             PRINCIPAL STOCKHOLDERS

        To the best knowledge of the Corporation, the following table sets forth as of February 24, 2006,* information concerning: (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than Director nominees) and (b) beneficial ownership of common stock of the Corporation by (i) each Director nominee, (ii) each Executive Officer named in the Summary Compensation Table other than Director nominees and (iii) all Director nominees and Executive Officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

                                                           Shares           Percent
Name and Address of                                     Beneficially        of Total          60-Day Options
Beneficial Owners                                          Owned             Shares           (# Shares) (1)
-----------------                                          -----             ------           --------------
(a)     Holders of more than 5% common
        stock (other than Director nominees
        and Executive Officers named in the
        SUMMARY COMPENSATION TABLE)

        Lehman Brothers Holdings Inc.                    8,918,999 (2)       18.9%
        399 Park Avenue
        New York, NY 10022

        Arnhold & S. Bleichroeder Advisers, LLC          7,355,633           15.6%
        1345 Avenue of the Americas
        New York, NY 10105

        Ariel Capital Management, Inc.                   5,406,663           11.5%
        200 E. Randolph Dr., Suite 2900
        Chicago, IL 60601

        Select Equity Group, Inc.                        3,524,396            7.5%
        380 Lafayette Street, 6th Fl.
        New York, NY 10003


(b)(i)  DIRECTOR NOMINEES
        R. Eugene Cartledge                                 38,000           **
        Joshua L. Collins                                8,918,999 (3)       18.9%   (3)
        Eliot M. Fried                                      65,000           **
        Thomas J. Fruechtel                                  7,000           **
        E. Daniel James                                  8,918,999 (3)       18.9%   (3)
        Robert D. Kennedy                                   30,000           **
        Harold E. Layman                                        65           **                   314,175
        James S. Osterman                                   48,800           **                   526,067


(ii)    Executive Officers named in the
        Summary Compensation Table
        (OTHER THAN DIRECTOR NOMINEES)
        Dennis E. Eagan                                          0            0                   181,667
        Richard H. Irving, III                              54,689           **                   188,334
        Calvin E. Jenness                                        0            0                    82,334
        Kenneth O. Saito                                    14,983           **                   193,989

(iii)   All Director nominees and
        Executive Officers as a group                    9,177,491 (4)       19.5%   (4)

---------------------------------
(*)     To conform to valuation dates established by the Plan administrator,
December 31, 2005 has been used for allocating the shares held by the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving, Layman and Saito. The difference between the number of shares so attributed on such date and those that would be so attributed on February 24, 2006 is immaterial.

(**)    Less than 1.0% of total shares.

(1) Under applicable rules of the United States Securities and Exchange Commission ("SEC"), beneficial ownership by principal stockholders of certain types of instruments that can be converted into shares of common stock within 60 days from the date of this Proxy Statement should be included in this table. Numbers in this column represent granted and fully-vested options held respectively by each of the individuals shown above that can be exercised within such period for the number of shares indicated.

(2) Until June 6, 2005, LB Blount Investment SPV LLC ("LB Blount"), an affiliate of Lehman Brothers Holdings Inc., held warrants for 1,000,000 shares of common stock, which were immediately convertible at LB Blount's election to common stock at $0.01 per share. As part of a secondary offering, which closed on June 6, 2005, these warrants were exchanged for 1,000,000 shares of common stock in consideration of the payment of $10,000 to the Corporation. The combination of the exercise of warrants and secondary sale of shares resulted in Lehman Brothers Holdings Inc. and its affiliates (collectively, "Lehman Brothers," unless specified to the contrary) beneficially owning 8,918,999 shares. Immediately prior to these transactions, Lehman Brothers owned 15,036,619 shares of the Corporation's common stock.

(3) Mr. James and Mr. Collins are Managing Directors of Lehman Brothers Inc. and may each be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Holdings Inc. Mr. James and Mr. Collins each disclaims beneficial ownership of all such shares.

(4) See Footnote (3) with respect to 8,918,999 shares that may be attributable to Mr. James and to Mr. Collins, and have been included in the total. Mr. James and Mr. Collins each disclaims any beneficial ownership with respect to these shares.

ELECTION OF DIRECTORS

                                   PROPOSAL 1

DIRECTORS

        The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of Directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board. In connection with the relocation of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, and the election of James S. Osterman as President and Chief Executive Officer and Director, the Board set the exact number of Directors at seven effective June 11, 2002. On December 9, 2004, in anticipation of the likelihood of the Change-in-Control, which occurred on December 20, 2004, the Board set the exact number of Directors at eight effective January 2, 2005, and this number continues to constitute the whole Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

        THE BOARD INTENDS TO NOMINATE AND TO VOTE ALL PROXIES RECEIVED BY THE BOARD FOR THE ELECTION OF THE PERSONS NAMED BELOW AS DIRECTORS OF THE CORPORATION EXCEPT TO THE EXTENT CONTRARY INSTRUCTIONS ARE SPECIFIED BY STOCKHOLDERS IN PROXIES RECEIVED OR IN PERSON AT THE MEETING.

        Each Director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of Director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a Director. There were no arrangements or understandings between any Director and any other person pursuant to which such Director was or is to be selected as Director.

BIOGRAPHICAL INFORMATION

        The following biographical information is furnished with respect to each nominee for election as Director at the Meeting:

R. EUGENE CARTLEDGE, Age 76.

Director since April 2002; Chairman of the Audit Committee since April 2002; Member of the Compensation Committee since February 2004; Member of the Nominating & Corporate Governance Committee since February 2005. Formerly Director of the Corporation from September 1994 through August 19, 1999; formerly Chairman of the Compensation Committee and Member of the Acquisition, Audit and Executive Committees during this prior term.

Chairman of GrafTech International Ltd. of Wilmington, Delaware, a leading manufacturer of graphite and carbon products, since March 2005; previously, Chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997; Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

Mr. Cartledge also serves on the Board of Directors of GrafTech International Ltd. of Wilmington, Delaware. Mr. Cartledge formerly served on the Boards of Directors of Delta Airlines, Inc. of Atlanta, Georgia, Sun Corporation, Inc. of Philadelphia, Pennsylvania, Chase Industries, Inc. of New York, New York and Formica Corp. of Warren, New Jersey until his retirement from the first two in 2002, from the third in 2003 and from the fourth in 2004. Mr. Cartledge serves on the Compensation and Nomination Committees for GrafTech International Ltd.

MR. CARTLEDGE IS AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS. *

JOSHUA L. COLLINS, Age 41.

Director since January 2005; Member of Compensation Committee from January 2005 to December 2005.

Principal of Lehman Brothers Merchant Banking since 2000, and Managing Director of Lehman Brothers Inc. since 2006; previously, senior vice president from 2003; joined Lehman Brothers Merchant Banking in 1996.

Mr. Collins also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Pacific Energy Partners, L.P. of Long Beach, California; Enduring Resources, LLC of Denver, Colorado and Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee.

MR. COLLINS IS AN EMPLOYEE OF LEHMAN BROTHERS INC., THE FORMER CONTROLLING SHAREHOLDER OF THE CORPORATION UNTIL THE CHANGE-IN-CONTROL THAT OCCURRED ON DECEMBER 20, 2004. AS SUCH, THE THREE YEAR PERIOD OF NON-AFFILIATION REQUIRED FOR "INDEPENDENCE" FROM THE CORPORATION IS MEASURED FROM THE DATE OF THE CHANGE-IN-CONTROL. MR. COLLINS, THEREFORE, IS NOT CONSIDERED AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS. *

ELIOT M. FRIED, Age 73.

Director since August 1999; Lead Director of the Board since April 2005; Chairman of the Executive Committee since June 2001; Chairman of the Board from June 2001 to April 2005; member of the Audit Committee since 2002, Chairman from 1999 to 2002; member of the Compensation Committee since 1999, Chairman since 2001; member of the Nominating & Corporate Governance Committee since February 2005.

Retired as a consultant to Abner, Herrman & Brock Inc., a New York City asset management firm, in November 2004. Retired in February 2000 as Managing Director of Lehman Brothers Inc., New York, New York. Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of the Lehman Brothers Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson Hayden Stone Inc., a predecessor firm to Lehman Brothers Inc., in 1976 and became a Managing Director in 1982.

Mr. Fried is also a Director of Axsys Technologies, Inc. of Rocky Hill, Connecticut and of Grant Prideco, Inc. of Houston, Texas. Mr. Fried chairs the Compensation Committee and is on the Audit Committee for Axsys Technologies, Inc. and chairs the Nominating & Corporate Governance Committee and is on the Compensation Committee for Grant Prideco, Inc.

MR. FRIED IS AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS.*

THOMAS J. FRUECHTEL, Age 55.

Director since December 2003; Member of Audit Committee since December 2003; Member of the Nominating & Corporate Governance Committee since February 2005.

President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, since 1998. Previously, President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment, and from 1974 to 1995, various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Systems Division Latin American Operations.

Mr. Fruechtel also serves on the Board of Directors of North Pacific Group, Inc., an employee-owned forest products company in Portland, Oregon, and on North Pacific's Audit and Oversight Committees.

MR. FRUECHTEL IS AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS.*

E. DANIEL JAMES, Age 41.

Director since August 1999; Member of the Executive Committee since August 1999; Member of the Audit Committee from 1999 to February 2003; Member of the Compensation Committee from 1999 to December 2005.

Managing Director of Lehman Brothers Inc., New York, New York from April 2000. Previously, Senior Vice President from 1996. Mr. James has been with Lehman Brothers Inc. since June 1988. Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.


----------------------------
* A more fulsome description of the determination of "independence" is set forth at pages 9-10 below.

Mr. James also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut and Flagstone Reinsurance Holdings, Ltd. of Hamilton, Bermuda.

MR. JAMES IS AN EMPLOYEE OF LEHMAN BROTHERS INC., THE FORMER CONTROLLING SHAREHOLDER OF THE CORPORATION UNTIL THE CHANGE-IN-CONTROL THAT OCCURRED ON DECEMBER 20, 2004. AS SUCH, THE THREE YEAR PERIOD OF NON-AFFILIATION REQUIRED FOR "INDEPENDENCE" FROM THE CORPORATION IS MEASURED FROM THE DATE OF THE CHANGE-IN-CONTROL. MR. JAMES, THEREFORE, IS NOT CONSIDERED AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS.*

ROBERT D. KENNEDY, Age 73.

Director since January 2005. Chairman of the Nominating & Corporate Governance Committee since February 2005; Member of the Compensation Committee since February 2005.

Former Chairman until September 1999 and Chief Executive Officer until June 1998 of UCAR International, Inc. of Wilmington, Delaware from 1998; previously Chairman and Chief Executive Officer of Union Carbide Corporation of Danbury, Connecticut until 1995 from 1986, President and Chief Operating Officer of Union Carbide's Chemical and Plastics segment from 1985, Executive Vice President from 1982 and Senior Vice President from 1981, President of Union Carbide's Linde Division from 1977.

Mr. Kennedy served as a Director for Union Carbide to 2001 from 1985; member of the Boards of Directors for Hercules Corporation of Wilmington, Delaware and, until he retired in May 2005, for Sunoco, Inc. of Philadelphia, Pennsylvania. Member of the Nominating & Corporate Governance, Audit and Ethics Committees for Hercules; formerly, until May 2005, Chairman of Nominating & Corporate Governance Committee and member of the Compensation Committee for Sunoco. Mr. Kennedy serves on the Advisory Boards of Sullivan Associates and RFE Investment Partners. He served on the Advisory Board of Blackstone Group until December 2004. Mr. Kennedy formerly served on the Boards of Directors of Union Camp Corporation of Wayne, New Jersey; General Signal Corporation of Stamford, Connecticut; Kmart Corporation of Troy, Michigan; International Paper Company of Stamford, Connecticut; Chase Industries, Inc. of New York City, New York and Birmingham Steel Corporation of Birmingham, Alabama.

MR. KENNEDY IS AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS.*

HAROLD E. LAYMAN, Age 59.

Director since August 1999; Member of the Executive Committee from March 2001 to August 2002.

President of River Bend Management Group of Florida, LLC, an operator of golf courses, located in Ormond Beach, Florida. Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000; Executive Vice President-Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Mr. Layman served as Senior Vice President-Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

Mr. Layman also serves on the Boards of Directors of GrafTech International Ltd. of Wilmington, Delaware; Infinity Property & Casualty Corp. of Birmingham, Alabama and Grant Prideco, Inc. of Houston, Texas. Mr. Layman chairs the Audit Committee of Grant Prideco, sits on the Compensation Committee of GrafTech International, and serves as Chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty. Mr. Layman served on the Board of Directors of Von Hoffman Holdings, Inc. of St. Louis, Missouri until 2004 when it was sold.

MR. LAYMAN, FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE CORPORATION, IS AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS SINCE AUGUST 15, 2005, THREE YEARS AFTER THE TERMINATION OF HIS EMPLOYMENT WITH THE CORPORATION.*

JAMES S. OSTERMAN, Age 68.

Director since June 2002; Member of Executive Committee since August 2002.

Chairman and Chief Executive Officer of the Corporation since April 2005; President and Chief Executive Officer of the Corporation from August 2002; President of the Outdoor Products Group of the Corporation from January 1997 and President of the Oregon Cutting Systems Division of the Corporation from January 1987.


----------------------------
* A more fulsome description of the determination of "independence" is set forth at pages 9-10 below.

Mr. Osterman is also Chairman of Cascade Corporation of Portland, Oregon, an international manufacturer of materials handling products used primarily on lift trucks. He has served as a director of Cascade since 1994 and was elected Chairman in May 2002.

MR. OSTERMAN, AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CORPORATION, IS NOT CONSIDERED AN "INDEPENDENT" DIRECTOR UNDER APPLICABLE NYSE AND SEC RULES AND REGULATIONS. *

THE BOARD AND ITS COMMITTEES

        The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit, Compensation and Nominating & Corporate Governance Committees, the principal functions of each of which are described below. As a result of the Change-in-Control that occurred on December 20, 2004, the Corporation no longer qualifies as a "controlled company" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual, and the Board and several of its committees are required to meet certain enhanced membership requirements:

        Following the Change-of-Control, the Corporation was required immediately to form a Nominating & Corporate Governance Committee with at least one independent member, assure that the Compensation Committee had at least one independent member and adopt charters for both of the Nominating & Corporate Governance and Compensation Committees. These requirements were met or surpassed on a timely basis. The Nominating & Corporate Governance Committee was formed in January 2005. Its membership consists of four independent Directors. Its charter was proposed and adopted in January 2005 and ratified by the full Board in February 2005. The Compensation Committee membership was changed to include three of five members who were independent and a new charter was proposed and adopted. All of these actions were achieved on or before January 25, 2005 by a special Steering Committee, and the actions ratified by the full Board on February 9, 2005.

        The Corporation was required within 90 days after the Change-in-Control to assure that each of the Nominating & Corporate Governance and Compensation Committees had a majority of members who were independent. This was achieved by the previous actions discussed above.

        The Corporation was required within one year after the Change-in-Control to assure that the membership of each of its Nominating & Corporate Governance and Compensation Committees was wholly-independent, and that the membership of the Board as a whole was made up of a majority of independent Directors. The membership of the Nominating & Corporate Governance Committee was wholly-independent upon formation in January 2005. The membership of the Compensation Committee became wholly-independent upon the expiration on December 20, 2005 of the terms of Messrs. Collins and James, employees of an affiliate of the former controlling shareholder, Lehman Brothers Holdings Inc. Mr. Collins' and Mr. James' terms were set to expire on the first anniversary of the Change-in-Control at the time they were reappointed to the Compensation Committee on April 19, 2005, the date of the Annual Meeting of Stockholders. The Board became a majority independent board on August 16, 2005, which was three years after the date that Mr. Layman ceased to be an employee of the Corporation, the requisite period of non-affiliation necessary to qualify as an independent Director. At that time, Mr. Layman joined Messrs. Cartledge, Fried, Fruechtel and Kennedy as independent Directors on the eight person Board. (Mr. Layman was determined to be independent for reasons in addition to the passage of the requisite three-year period of non-affiliation. This determination is discussed below.)

        BASIS FOR DETERMINATION OF "INDEPENDENCE" - In addition to meeting the requisite three year period of non-affiliation referred to above, where applicable, the Board has determined that Messrs. Cartledge, Fried, Fruechtel, Kennedy and Layman have no "material relationship," as that term is defined under applicable NYSE standards, with the Corporation, either directly or indirectly as a partner, shareholder or officer of another entity. The basis for this determination is the review of the applicable criteria by the Board and the review of questionnaires each Director-nominee submitted to the Secretary of the Corporation and the Nominating & Corporate Governance Committee.

        The only relationships that these five Directors have with the Corporation are based upon (i) the receipt of customary Director compensation for their service on the Board, which applies to all five; (ii) the ownership of stock in the Corporation, which applies to all but Mr. Layman; or (iii) in the case of Mr. Layman, the receipt of retirement benefits in the ordinary course from the Corporation's qualified pension plan and the ownership of certain stock options received previously and of allocated units of common stock in the Corporation as part of his participation in the Blount Retirement Savings Plan, a 401(k) plan. The nature of all of these types of relationships are deemed not to be "material" under applicable rules and regulations.


----------------------------
* A more fulsome description of the determination of "independence" is set forth at pages 9-10 below.

        LEAD DIRECTOR - On April 19, 2005, the Board elected Mr. Osterman to the position of Chairman and Chief Executive Officer. He had served as President and Chief Executive Officer since August 2002. The Board also voted to create the position of Lead Director and to elect Mr. Fried to fill the new post. Mr. Fried had served as Chairman of the Board since June 2001. The Board passed guidelines that include the following description of the rights and responsibilities of the Lead Director:

        "LEAD DIRECTOR

        The Lead Director is elected by the Board. The Lead Director shall be an "independent Director," as that term is used for applicable NYSE and SEC rules or regulations. The Lead Director shall act as a liaison between the Chairman and the independent Directors, and shall preside at all meetings at which the Chairman is not present. The Lead Director has the authority to convene and chair meetings of the independent Directors without management's participation and to raise matters with management or individual senior officers on behalf of the Board as he or she deems appropriate. In addition, the Lead Director, on behalf of the independent Directors, shall have the power and authority to engage the services of special counsel or other experts as he or she determines appropriate."

        During 2005, Mr. Fried conducted two meetings of the independent Directors outside the presence of management or the other Directors. During 2006, it is anticipated that there will be such a meeting after each regularly scheduled Board meeting.

        During the year ended December 31, 2005, the Board held five regular meetings and took action twice by written consent in lieu of a meeting. Average attendance by Directors at Board and Committee Meetings was 100%, and no director attended less than 100% of Board and applicable Committee meetings.

        EXECUTIVE COMMITTEE - The Executive Committee consists of three members, two of whom are non-employee Directors, but one of whom, Mr. James, is not deemed to be independent because he is an employee of Lehman Brothers Inc., the Corporation's controlling shareholder until the Change-in-Control that occurred on December 20, 2004, and three years have not passed since the Change-in-Control, the period of non-affiliation required by the NYSE to establish independence. The Committee may exercise all of the authority and powers of the Board to the extent permitted by law during the intervals between Board meetings. The Committee held no regular meetings, held no telephonic meetings and took no action by written consent in lieu of a meeting during 2005. The present members of the Committee are Eliot M. Fried, E. Daniel James and James S. Osterman, EX OFFICIO as Chairman of the Board and Chief Executive Officer. Mr. Fried serves as chairman of the Committee and is deemed to be an independent member.

        AUDIT COMMITTEE - The Audit Committee consists of three members, all of whom are independent Directors. (The Corporation's prior status as a "controlled company" did not exempt it from the requirement to maintain a wholly-independent Audit Committee, and it has done so since February 2003. Therefore, the Change-in-Control did not affect the membership status of this Committee.) The functions of the Committee include (i) approving annually the appointment of the Corporation's independent registered public accounting firm, (ii) reviewing the professional services, proposed fees and independence of such independent registered public accounting firm, (iii) reviewing the annual audit plans of such independent registered public accounting firm, (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both, (v) monitoring the activities of the independent registered public accounting firm and the internal audit function and (vi) reporting on such activities to the Board. The Committee held four regular meetings during 2005. The present members of the Committee are
R. Eugene Cartledge, Eliot M. Fried and Thomas J. Fruechtel. Mr. Cartledge is chairman of the Committee.

        COMPENSATION COMMITTEE - The Compensation Committee consists of three members, all of whom are independent Directors. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive employees, (ii) establishing a total compensation range for the Chairman and Chief Executive Officer and appraising the performance of that Officer on a timely basis, (iii) approving salaries and changes in salaries for the other Executive Officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation's Executive Management Annual Incentive Plan, (v) reviewing and recommending to the Board any new executive incentive or stock option (or other equity instrument) plans, or additions to or revisions in existing plans, and approving any awards or options granted under any such plans, (vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes and (vii) reporting on all such activities to the Board. The Committee held one regular meeting during 2005. The present members of the Committee are R. Eugene Cartledge, Eliot M. Fried, and Robert D. Kennedy. During 2005, Joshua L. Collins and E. Daniel James also served on the Compensation Committee until December 20, 2005, the date on which their terms were set to expire under the resolution appointing them. December 20, 2005 was the first anniversary of the Change-in-Control, and constituted the end of the one-year period within which the Corporation was required, under applicable rules, to have a Compensation Committee composed entirely of independent Directors. Messrs. Collins and James are both employees of Lehman Brothers Inc., an affiliate of the former controlling shareholder of the Corporation. As such, three years of non-affiliation, measured from the date that their employer was no longer the Corporation's controlling shareholder, must pass before they can be deemed "independent" for these purposes. Messrs. Cartledge, Fried and Kennedy are deemed to be independent Directors. Mr. Fried is chairman of the Committee.

        NOMINATING & CORPORATE GOVERNANCE COMMITTEE - The Nominating & Corporate Governance Committee consists of four members, all of whom are non-employees and independent Directors. This Committee was formed following the Change-in-Control on December 20, 2004, upon the loss of the Corporation's "controlled company" exemption from certain requirements of the New York Stock Exchange Listed Company Manual, including the requirement to have such a Committee. This Committee serves as the principal corporate governance, strategic planning and succession planning arm of the full Board. The Committee identifies individuals qualified as a matter of background, achievement and leadership to become Board members and recommends candidates for election. R. Eugene Cartledge, Eliot M. Fried, Thomas J. Fruechtel and Robert D. Kennedy are members of this Committee; Mr. Kennedy serves as chairman.

        CRITERIA FOR NOMINATING DIRECTOR CANDIDATES

        Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Committee. In identifying and recommending Board nominees, the Committee uses guidelines that it has developed with respect to qualifications for nominations to the Board and for continued membership on the Board.

        If the Committee determines, in consultation with the Board as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee's background and experience. The Committee evaluates the prospective nominee against the qualifications and standards adopted by the Committee, including the following (the order is not necessarily meant to represent relative importance):

        o ability to meet regulatory requirements, including standard of "independence," in accordance with NYSE, SEC and Internal Revenue regulations, as applicable, and as set forth in the Blount Corporate Governance Guidelines;

        o       experience in relevant industries;

        o ability to represent the interests of the stockholders of the Corporation;

        o       leadership and judgment acumen;

        o       high personal and professional ethics, integrity and values;

        o contribution to the level of diversity of skills, backgrounds, geography and experience on the Board;

        o relevant education, age and professional experience, including accounting and financial knowledge;

        o       effectiveness of working with others;

        o ability to make necessary time commitment and ability to make constructive contribution to Board; and

        o if nominee is incumbent, record of past performance (E.G., regularly attended Board and Committee meetings, kept informed about the Corporation and its businesses, participated in discussions at Board and Committee meetings and provided sound advice and counsel).

        The Committee, in its judgment, also considers such other factors as it deems relevant, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees. Further, the Committee may, but is not required to, utilize third party firms to assist in the identification or screening of prospective candidates. The Committee believes it is not appropriate to fix any specific minimum qualifications or minimum number of qualifications, that a candidate must meet before such candidate may be recommended by the Committee. It believes that each individual candidacy should be evaluated as a whole, taking into account all of the circumstances.

        In connection with this evaluation, the Committee determines whether one or more members of the Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview process, the Committee recommends to the full Board the person or persons to be nominated by the Board, and the Board determines the nominees for election after considering the recommendation and report of the Committee.

        Other factors considered relevant for membership on the Board are listed in the Charter for the Nominating & Corporate Governance Committee and in the Corporation's Corporate Governance Guidelines, both of which are posted at the Corporation's website at WWW.BLOUNT.COM.

        NOMINATION OF CANDIDATES BY STOCKHOLDERS

        A stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her nomination to the Committee in accordance with the procedure set out at page 42 for shareholder communications with the Board, its Committees or specific Director. Any such proposal should be addressed to the attention of the Chairman of the Nominating & Corporate Governance Committee, and must be submitted between 90 days and 120 days prior to the scheduled date for the next Annual Meeting of Stockholders. The 2007 Annual Meeting will be within 30 days after April 25. The actual date will be determined at the Board meeting scheduled for October 25, 2006. Inquiries may be made of the Secretary as provided herein after that time as to the date selected. All relevant information concerning such candidate, including name, address, current principal occupation, professional background and such other information as is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended. The process for identifying and evaluating candidates recommended by stockholders is the same as the process for identifying and evaluating candidates recommended by the Committee except that the current makeup of the Board and the existence or lack of a vacancy will be given greater weight, and the use of a third party service to assist in any review of the candidate is more likely, unless members of the Board have knowledge, personal or otherwise, of the individual nominated.

COMPENSATION OF DIRECTORS

        CURRENT DIRECTORS: From August 1999 until December 20, 2004, the date of the Change-in-Control, Directors affiliated with Lehman Brothers, as well as Directors who are employees of the Corporation (or former employees receiving termination benefits), received no compensation for their services as Directors. Employee Directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all Directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions. From July 24, 2000, the date of the adoption of the Corporation's Non-Employee Directors' Compensation Program ("Program"), to December 20, 2004, Directors who were neither employees of the Corporation nor affiliated with Lehman Brothers received quarterly stipends of $6,250, plus $1,000 per quarter if they were Chairman of the Board, $1,000 per quarter for each Board Committee they chaired and $1,000 for each Board or Committee meeting they attended. Since December 9, 2004, the date of the adoption of an amendment to the Program, Directors who are not employees of the Corporation, including, from and after the Change-of-Control that occurred on December 20, 2004, employees of Lehman Brothers, are eligible to receive an increase in quarterly stipends to $12,500, plus $1,000 per quarter if they are Chairman of the Board (if not an employee of the Corporation, as is currently the case) or Lead Director, $1,000 per quarter for each Board Committee they chair and $1,000 for each Board or Committee meeting they attend. In addition, a qualifying director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation.

        In lieu of such cash stipend, from February 6, 2003, when the Board approved an previous amendment to the Program, through the end of calendar year 2005, any director who qualified for the cash payment under the Program could elect to receive compensation in the form of stock options for the Corporation's common stock. These options were granted under the Corporation's 2000 Stock Incentive Plan or 1999 Stock Incentive Plan, each of which was approved by the stockholders in 2000 and expressly authorizes option grants to Directors. For any given year after 2004, the options for each director so electing consisted of that number of shares of the Corporation's common stock that equals the quotient resulting from dividing $50,000 by the average of the closing prices of the Corporation's common stock for the ten trading days immediately preceding the date of grant, vested immediately upon grant and were priced at the same average of the closing prices of the Corporation's common stock for the ten consecutive trading days immediately prior to the date of grant. The election for any calendar year was customarily made on or as of December 31 of the preceding year. Several Directors elected to receive their annual Director stipends in this form, and by May 27, 2005, all had exercised these options, such that none is outstanding.

        On October 25, 2005, the Board amended the Program, effective December 13, 2005, to replace this stock option alternative with a deferred stock unit plan. This plan, titled the Blount International, Inc. Non-Employee Director Deferred Stock Unit Plan (the "Director Deferred Plan"), permits Directors eligible to participate in the Program to elect to receive all or a portion of their quarterly stipends, as well as chairman and meeting fees, in deferred stock units. This election must be made prior to the end of the previous calendar year, and the deferred stock units must be received in stock upon the termination of service by the Director. The deferred stock units attributable to any one Director are determined by dividing the total of the stipend and fees for one quarter selected by the Director for deferral under the Director Deferred Plan by the closing price per share for the Corporation's common stock on the NYSE on the last trading day immediately on or prior to the end of a calendar quarter. The resulting number represents the number of shares that the Corporation will buy, or transfer from treasury shares, and then credit to an account maintained in the Director's name, which is maintained pursuant to the terms of a rabbi trust created for this purpose. At the end of his or her term of service as a Director, the Director receives the shares that have been credited to his or her account, the value of which may or may not have appreciated from the respective dates of purchase.

        Messrs. Cartledge, Fried, Fruechtel and Kennedy qualified for benefits under the Program during 2005. Mr. Cartledge received $65,000 in Director fees and $1,500 in benefits, Mr. Fried $65,000 in fees and $1,500 in benefits, Mr. Fruechtel $59,000 in fees and $1,500 in benefits and Mr. Kennedy $60,000 in fees. Although eligible to participate in the Program since December 20, 2004, the date of the Change-in-Control, Messrs. Collins and James have chosen not to receive fees or benefits under the Program, and Mr. Layman, eligible since August 15, 2005, the date of the termination of his post-employment contract with the Corporation, recently elected to participate, and received $20,750 for service from August 15 through December 31, 2005.

        In addition, on February 14, 2005, the Compensation Committee awarded Messrs. Fried and Cartledge each a $50,000 special bonus for "extraordinary services" in connection with the Corporation's more than two-year long process of revising the Corporation's capital structure, reducing long-term indebtedness and emerging as a corporation no longer owned by a 50% or more controlling shareholder for the first time in its history. Mr. Osterman ($200,000) and two other Named Executive Officers, Senior Vice Presidents Richard H. Irving and Calvin E. Jenness ($150,000 each), also received special bonuses for this same reason. These bonuses are referenced in the section on Executive Compensation on pages 20 and 23. Messrs. Fried and Cartledge did not participate in the Compensation Committee's decision to grant these special bonuses.

        ADVISORY DIRECTORS: In May 1991, the Board approved, and in April 1994 amended, the Advisory Directors' Recognition Plan. Each member of the Board who had served as a Director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who either (a) was serving upon attainment of age 72 or (b) had become permanently and totally disabled at any time prior to age 72 became an Advisory Director. No Advisory Director and no other Director, except the co-founders of the Corporation, were eligible to stand for re-election to the Board after reaching age 72. Under this Plan, a Director who was or became eligible for Advisory Director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of Committee chairman fees, then being paid to that Director. A Director who had been an employee vested in employee benefits sponsored by the Corporation was eligible to become an Advisory Director, but was not entitled to the retainer paid to other Advisory Directors. When their views on a matter are sought, Advisory Directors are expected to consult with the management or Directors of the Corporation. The standing of an Advisory Director may be terminated upon request by the Advisory Director or by the Board if it determines that an Advisory Director has become a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan did not apply to Winton M. Blount, a co-founder of the Corporation. It also did not apply to W. Houston Blount, a co-founder of the Corporation, until he ceased to be a member of the Board of Directors regardless of his age at such time. As a result of the Merger and Recapitalization, Mr. W. Houston Blount resigned as a Director effective August 19, 1999 at the age of 77, and thereupon became an Advisory Director. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There was one participant under this plan during 2005. W. Houston Blount received $25,000 in 2005. In February 2000, this plan was terminated, including the prohibition on standing for election after the attainment of age 72, and subject to the fulfillment of obligations to the surviving Advisory Director, there will be no additional Advisory Directors or payments in the future.

                           AUDIT COMMITTEE DISCLOSURE

        The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee Charter was amended in February 2004 and is incorporated in the 2004 Proxy Statement as Exhibit A. With respect to the independence of the Corporation's Directors who serve on the Audit Committee, Mr. R. Eugene Cartledge, chairman, and members Eliot M. Fried and Thomas J. Fruechtel, are all "independent" Directors, as defined by applicable rules and regulations of the SEC and NYSE.

        The Board has determined that each of Messrs. Cartledge, Fried and Fruechtel qualifies as a "financial expert," as defined by recently adopted final rules of the SEC pursuant to Section 407 of the Sarbanes-Oxley Act. Two of these members have served as chairmen and chief executive officers of publicly-traded or private companies in which capacity they supervised the chief financial officer function, one has been a member of the Investment Committee of a major investment banking firm, and all three possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements; (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of Audit Committee functions.

        No member of the Audit Committee serves on the Audit Committee of more than two other public companies. Mr. Fried serves on the Audit Committee of Axsys Technologies, Inc. and Mr. Fruechtel serves on the Audit Committee of North Pacific Group, Inc., an employee-owned private corporation.

        At its February 2004 meeting, the Audit Committee approved and adopted the Corporation's Code of Ethics for the Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and those persons performing similar functions involving financial reporting and financial controls. A copy of this policy was incorporated in the 2004 Proxy Statement as Exhibit B. The Corporation finalized a revision to its Code of Business Conduct applicable to all Directors, Officers and employees in April 2004. Charters for the Corporation's Compensation and Nominating & Corporate Governance Committees were not required until the Corporation lost its exemption as a "controlled company" upon the Change-in-Control on December 20, 2004. Charters for these two Committees were enacted in January 2005 and ratified by the Board or relevant Committee in February 2005. The Corporation's Corporate Governance Guidelines were approved in 2004, and revised in April 2005 to reflect the changes in governance required as a result of the Corporation's loss of the "controlled company" exemption. These policies and guidelines, as revised, and the applicable Charters are posted on the Corporation's website at WWW.BLOUNT.COM.

                             AUDIT COMMITTEE REPORT

        The Audit Committee (1) reviewed and discussed the Corporation's audited financial statements as of December 31, 2005 with management, (2) reviewed and discussed with the Independent Registered Public Accounting Firm matters required by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 relating, among other things, to the Independent Registered Public Accounting Firm's independence from management and the compatibility of the Independent Registered Public Accounting Firm performing non-audit services with their independence. Based upon these reviews and discussions, and recognizing (i) that management is primarily responsible for the Corporation's systems of internal controls and financial reporting processes, and (ii) that the Independent Registered Public Accounting Firm is responsible for the performance of an independent audit of the Corporation's consolidated financial statements and of management's report and the effectiveness of internal controls over financial reporting in accordance with applicable Public Company Accounting Oversight Board ("PCAOB") standards and the issuance of a report thereon, the Audit Committee has approved the inclusion of the Corporation's audited financial statements and management's report on internal controls in the SEC Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the appointment of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006, subject to ratification of that appointment by the stockholders at the Annual Meeting.

        In addition, on February 14, 2006, the Audit Committee, pursuant to the policy for pre-approval of non-audit services adopted on May 12, 2003, a copy of which was incorporated in the 2004 Proxy Statement as Exhibit C, approved the provision by PricewaterhouseCoopers LLC of certain tax services, including certain executives' and expatriate employees' personal taxes, each a non-audit function, for the Corporation for the year ending December 31, 2006; provided, however, the personal tax services for certain Executive Officers were only approved with respect to the preparation and filing of tax returns on or before April 15, 2006 for the tax year ended December 31, 2005. This limitation conforms to recent rules adopted by the PCAOB. With the approval of the Audit Committee, the internal audit function is performed by Moss Adams LLP through an outsourcing arrangement. In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting, as do the representatives from the Independent Registered Public Accounting Firm, without management in attendance.

                          R. EUGENE CARTLEDGE, CHAIRMAN
                             ELIOT M. FRIED, MEMBER
                           THOMAS J. FRUECHTEL, MEMBER

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following members of the Board served as members of the Compensation Committee during 2005:

        Eliot M. Fried, former consultant with Abner, Herrman & Brock Inc., a New York City asset management firm, until 2004; Managing Director of Lehman Brothers Inc. until 2000; elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization, elected Chairman of the Board in June 2001, in which capacity he served until April 2005, and elected Lead Director of the Board April 2005. Mr. Fried is an "independent" member;

        E. Daniel James, Managing Director of Lehman Brothers Inc.; elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization; and

        Mr. R. Eugene Cartledge, Chairman of GrafTech International Ltd. of Wilmington, Delaware, who formerly sat by special designation as a member of the Compensation Committee whenever "independent" or "outside" director participation was required, as defined in the United States Internal Revenue Code ("Code") as it relates to Section 162(m), was named a full member of the Committee in January of 2005. Mr. Cartledge, who is also chairman of the Audit Committee, is an "independent" member;

        Following the Change-in-Control on December 20, 2004, the By-law concerning the number of members that constitute a full Board was amended from seven to eight, and Mr. Joshua L. Collins and Mr. Robert D. Kennedy were elected Directors as of January 2, 2005. Both were named to the Compensation Committee at that time.

        Mr. Joshua L. Collins is a Principal of LBMBP II and a Managing Director of Lehman Brothers Inc., an affiliate of the Corporation's former controlling shareholder until the Change-in-Control that occurred on December 20, 2004; and

        Mr. Robert D. Kennedy is a former President and Chief Executive Officer and member of the Board of Directors for Union Carbide Corporation and for UCAR International, Inc. He qualifies as an "independent" member of the Committee under applicable standards.

        Mr. James and Mr. Collins each served on the Compensation Committee until December 20, 2005, the expiration date of their appointed terms and the first anniversary date of the Change-in-Control, the time by which the Corporation was required to have a wholly-independent Committee as a result of the loss of its "controlled company" exemption. As employees of Lehman Brothers Inc., an affiliate of the Corporation's former controlling stockholder, Messrs. Collins and James will not qualify as "independent" until three years from and after the Change-in-Control, the period of non-affiliation required by the NYSE to establish independence. (In the case of employees of a former controlling stockholder, this period is measured from the date on which the former controlling stockholder no longer held or otherwise controlled 50% or more of stock of the former controlled company.)

        Messrs. Cartledge, Fried and Kennedy each are "independent" under applicable SEC and NYSE rules and regulations, as well as under the Code for this purpose. Thus, the Corporation had (i) a majority of independent members on its Compensation Committee within 90 days of the loss of the "controlled company" exemption, which occurred with the Change-in-Control on December 20, 2004, and (ii) upon the expiration of the terms of Mr. James and Mr. Collins, a wholly-independent membership by December 20, 2005, the first anniversary of the Change-in-Control, all as required by applicable rules of the NYSE.

        There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2005.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

        The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to stockholders.

        Toward that end, the Corporation's executive compensation program attempts to provide:

        o levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

        o incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

        o incentive compensation that effectively rewards corporate and individual performance.

        In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

        PROVIDING COMPETITIVE LEVELS OF COMPENSATION

        The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications, or both, in other organizations of similar size and scope as the Corporation and with which the Corporation competes.

        The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing companies comparable to the Corporation's size.

        It should be noted that the value of an executive's compensation package will vary significantly based on performance. Thus, although the expected value of an executive's compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

        ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

        The Corporation's incentive plans are designed to assure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for calendar year 2005 are discussed in other sections of this report.

        REWARDING INDIVIDUAL PERFORMANCE

        The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, these plans also provide for individual awards that are based on quantitative and qualitative assessments of business unit and individual performance.

        CONSIDERING CERTAIN TAX IMPLICATIONS

        To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that, for fiscal years 2005 and 2006, the compensation of any Executive Officer, other than that of Mr. James S. Osterman, the Chairman of the Board and Chief Executive Officer, (as discussed below), will be subject to the $1 million deductibility limitation of Section 162(m) of the Code. It is probable that a portion of Mr. Osterman's compensation, consisting of $600,000 salary on an annualized basis, a minimum bonus of $550,000 (which was the amount of bonus actually paid in 2006 for 2005, as discussed in detail in a later section of this report) and certain other compensation features, such as the gross-up of certain items for tax purposes, will exceed the deductibility limitation of Section 162(m) in fiscal years 2005 and 2006. The exact amount of such excess in 2006 is not known at this time, but it could be between $250,000 and $300,000. The Committee generally attempts to retain the deductibility of compensation for the Corporation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders and necessary to attract and retain highly competent key executives, as was the case with respect to Mr. Osterman's 2005 and 2006 total compensation. In each of 2005 and 2006, the Committee made specific determinations that, in light of all the circumstances, it was in the best interests of the Corporation and its stockholders to provide Mr. Osterman potentially non-deductible compensation in exchange for his services.

        DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

        This section describes each of the principal elements of the Corporation's executive compensation program.

        BASE SALARY PROGRAM

        The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 50th and 60th percentile of the competitive market norms for companies in the Corporation's lines of business and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are very talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

        Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

        Annual salary reviews are based on three factors: general levels of market salary increases, individual performance and the Corporation's overall financial results. All base salary increases are premised on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Corporation.

        THE EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN

        The objectives of the Executive Management Annual Incentive Plan ("EMAIP") are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business segment and individual performance objectives established for calendar year 2005.

        Targeted bonus award levels are intended to be determined for eligible positions each year using data obtained from surveys and independent compensation consultants. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and having the Corporation's philosophy of providing competitive total annual compensation opportunities.

        A target incentive bonus program is established each year based on the Corporation's budgeted performance against measures approved by the Compensation Committee. For calendar year 2005, the key performance measures considered were earnings before interest, taxes, depreciation, amortization and non-recurring costs ("EBITDA") and a specific cash flow formulation ("Cash Flow") for both operating unit managers and the Corporate staff, as well as individually-assigned key base objectives for each plan participant. The weighting of the target objectives was 50% for EBITDA, 30% for Cash Flow and 20% for attainment of individual performance objectives.

        In 2005, target bonuses for EMAIP participants ranged from 15% to 65% of base pay. Participants could have earned 25% (minimum threshold) or more of the target bonus depending upon achievement against performance targets. The actual bonus was determined by the extent to which performance objectives were accomplished, together with an additional discretionary bonus factor. In 2005, the Corporate staff met minimum threshold but not target EBITDA and Cash Flow objectives; the Forestry and Industrial Equipment Division met minimum threshold but not target EBITDA, and exceeded target Cash Flow objectives; the Gear Products unit exceeded target EBITDA but did not meet minimum threshold Cash Flow objectives; the ICS product line exceeded target EBITDA and met minimum threshold but not target Cash Flow objectives; and the Oregon Cutting Systems Group met minimum threshold but not target EBITDA and did not meet minimum threshold Cash Flow objectives. The Compensation Committee also awarded discretionary bonuses to 25 Plan participants, including all five of the Executive Officers other than Mr. Osterman, in amounts equal to the incremental amounts necessary in order to enable them to reach but not exceed target in recognition of the record sales and earnings achieved by several units in 2005.

        AS DISCUSSED AT PAGES 34-36, REGARDING PROPOSAL 2, THE BOARD HAS APPROVED A NEW 2006 EMAIP FOR A FIVE YEAR TERM AND SEEKS STOCKHOLDER APPROVAL OF THIS PLAN AT THE MEETING.

        LONG TERM INCENTIVES

        The Corporation's approach to long-term incentives for employees consists of the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and stockholders by providing value to the employee when the stock price increases. Generally, options are granted at 100% or more of the fair market value of the stock on the date of grant. For stock options granted after August 19, 1999, the fair market value has been customarily determined by calculating the average of the closing sale prices of the Corporation's common stock for the ten consecutive trading days ending on the trading day immediately prior to the effective date of such grant. As a result of recent revisions to the Code, it is likely that future grants will be priced at the closing price on the NYSE on the single trading day immediately preceding the date of grant. As discussed later in the section, on February 15, 2006, the Corporation added stock-settled stock appreciation rights as an instrument available for long-term incentive awards, and proposes to add other instruments, including restricted stock, restricted stock units and performance shares, as part of the 2006 Equity Incentive Plan, which is being submitted for stockholder approval at the Meeting and is discussed in greater detail at pages 36-41.

        1999 STOCK INCENTIVE PLAN ("1999 PLAN") AND 2000 STOCK INCENTIVE PLAN ("2000 PLAN")

        With the Change-in-Control, all previously granted but unvested options in either the 1999 Plan or the 2000 Plan automatically vested by operation of a contractual provision in the standard option agreements between the Corporation and its employee option holders, except that: (1) the 1999 Plan Performance Options were not subject to such a provision, and (2) on December 9, 2004, the Board made it a condition that the new options granted in December 2004, as discussed below, not be subject to any Change-in-Control provision for one year after grant, so as not to permit an acceleration of such new grants in December 2004 to the extent the grants may have been made prior to the closing of the Change-in-Control. (In fact, this did not happen. The date of the grant of options occurred on December 21, 2004; the Change-in-Control occurred on December 20, 2004.)

        The Board also voted to amend the vesting schedule for the 1999 Plan Performance Options and accelerate their vesting from August 19, 2005 for most participants, and from August 15, 2006 or from September 11, 2006 for others, to December 31, 2004 in order to make the treatment of these options consistent with the other 1999 and 2000 Plan options and to reduce the net compensation expense that would otherwise be recognized by the Corporation in 2006.

        As mentioned above, on December 9, 2004, the Board authorized the grant of an aggregate total of 532,000 options for the common stock of the Corporation, 239,400 shares under the 2000 Plan and 292,600 shares under the 1999 Plan, subject to the Compensation Committee and President and Chief Executive Officer determining the selection of the recipients, the amount to each and the date of grant. On December 16, 2004, the Compensation Committee and the President and Chief Executive Officer decided that 103 employees be granted options on and as of December 21, 2004 at the price of $16.62 per share, determined by calculating the "fair market value" as the average of the closing sale prices of the Corporation's stock on the ten trading days immediately preceding the grant date. The options have terms of ten years, and one-third vest on each of the first-year, second-year and third-year anniversaries of the date of grant. In addition, the Board authorized the President and Chief Executive Officer to grant 75,000 options in the aggregate, 41,250 shares under the 1999 Plan and 33,750 shares under the 2000 Plan, for future use by the Corporation, for example, for recruitment of new employees or special awards. During 2005, options for 7,150 shares under the 1999 Plan and for 5,850 shares under the 2000 Plan were used for such purposes and involved four individuals.

        Since the Merger and Recapitalization, all options granted under the 1999 Plan have terms of ten years. Shares received upon exercise of any options that have been granted are subject to tag-along and drag-along rights, call and put rights, registration rights and other rights and obligations specified in an Employee Stockholder Agreement, which is described below at pages 30-31. (Prior to August 19, 2004, such shares were also subject to restriction on transfer.) Certain options are time options, and others are performance options. Time options vest annually over time (generally three to five years) and performance options vest based upon attainment of certain annual EBITDA performance levels, but in any event within six years.

        None of the shares received upon exercise of the options under the 2000 Plan is restricted or benefited by the provisions of the Employee Stockholder Agreement. There were at February 14, 2006 1,296,050 shares available for grant under the 1999 Plan and 52,869 shares under the 2000 Plan after giving effect to the December 21, 2004 grant and the options for 7,150 shares and for 5,850 shares from the 1999 Plan and 2000 Plan, respectively, used in 2005 for recruitment purposes, but without deduction for options for remaining shares authorized but held in reserve for future use.

        On February 15, 2006, the Board amended each of the 1999 Plan and 2000 Plan to permit the award of stock-settled Stock Appreciation Rights ("SARs") in addition to stock options. (See below in this section as to the grant of SARs to certain individuals on February 21, 2006.)

        THE 1999 PLAN AND THE 2000 PLAN WERE EACH APPROVED BY THE STOCKHOLDERS IN 2000. THE CORPORATION HAS NOT GRANTED ANY OPTIONS UNDER ANY PLAN OTHER THAN THE 1999 OR 2000 PLANS.

        The Corporation's stock option grant levels are established by considering competitive market data on grant levels and the amount of shares reserved for such Plans. Individual option grants are based on the duties of each participant in the Corporation, his or her present and potential contributions to the success of the Corporation and such other factors as the Compensation Committee deems relevant.

        The Executive Compensation Program is revised annually by the Compensation Committee to provide an appropriate mix of base salary, annual bonus and long-term awards within the philosophy of providing competitive direct compensation opportunities. There were no grants of stock options during 2005 under either the 1999 Plan or the 2000 Plan except for options for 13,000 total shares to four individuals, as mentioned above, for the purpose of recruiting new employees and the like.

        Following the amendment of the 1999 and 2000 Plans to permit the grant of SARs, mentioned above, the Committee granted 93 employees stock-settled SARs for a total of 612,000 shares under the 1999 Plan. This grant was effective on February 21, 2006, and was priced at $16.76, which was the closing price on the NYSE on the trading day immediately prior to the date of grant. The awards vest in three equal installments, one-third each on the first-year, second-year and third-year anniversaries of the date of grant. The term of each award is ten years.

        On February 15, 2006, the Board, on the recommendation of the Compensation Committee and subject to stockholder approval, approved and adopted the 2006 Equity Incentive Plan ("2006 Equity Plan"). This 2006 Equity Plan would replace the 1999 and 2000 Plans, would make additional shares available for incentive awards and would authorize the use of instruments in addition to traditional qualified and non-qualified stock options, such as stock appreciation rights, restricted stock, restricted stock units and performance shares. THE APPROVAL OF THE 2006 EQUITY PLAN IS BEING SUBMITTED TO THE VOTE OF THE STOCKHOLDERS AT THE MEETING AS PROPOSAL 3, AS DISCUSSED AT PAGES 36 - 41 BELOW.

CALENDAR YEAR 2005 PAY FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the Chairman of the Board and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. The performance component of Mr. Osterman's compensation was reflected primarily in his contractual and discretionary bonuses and long-term incentive compensation. On February 8, 2005, the Compensation

Committee awarded Mr. Osterman a special bonus of $200,000 for "extraordinary services" in connection with the Corporation's more than two-year long process of revising the Corporation's capital structure, reducing long-term indebtedness and emerging as a corporation no longer owned by a 50% or more controlling stockholder for the first time in its history.((4)) Although no options were granted to Mr. Osterman in 2005 under the Corporation's stock incentive plans, the value of his previously granted options continues to track the value of the Corporation's common stock, as will the grant that the Compensation Committee has proposed be made to Mr. Osterman in the Second Quarter of 2006, subject to the stockholders approving the 2006 Equity Plan, of a yet-to-be determined incentive instrument of a type permitted by the 2006 Equity Plan comparable to the SARs awarded on February 21, 2006 to the other Named Executive Officers under the 1999 Plan, as amended. These awards are discussed at pages 19 and 24. Mr. Osterman's grant will be priced at the then fair market value.

        On April 19, 2005, the Board amended Mr. Osterman's Employment Agreement in order to induce him to stay on for an additional two years and to serve as Chairman and Chief Executive Officer in recognition of the growth and performance of the Corporation during Mr. Osterman's three and one-half year tenure, during which time sales grew from $479.5 million to $756.6 million, operating income from $62.5 million to $120.9 million and total debt was reduced from $627.5 million to $407.7 million.

        Other specific actions taken by the Committee regarding the Chairman and Chief Executive Officer's compensation are summarized below:

        Base Salary - Mr. Osterman was elected Chairman of the Board on April
                19, 2005. At that time, his Employment Agreement, which was scheduled to terminate after December 31, 2005 with a two-year consulting arrangement scheduled to begin on January 1, 2006, was extended for two additional years through December 31, 2007 and his contractually guaranteed annual bonus was increased from $500,000 to $550,000. His Agreement provided for a base pay during 2005 of $550,000, which the Compensation Committee increased to $600,000 in 2006. His Agreement is described on page 30 of this document.

        Annual Bonus - The Executive Management Annual Incentive Plan that pertains to the Chairman and Chief Executive Officer was approved by the stockholders in April 2000 and established targeted EBITDA and Cash Flow objectives. In addition, Mr. Osterman was guaranteed a minimum bonus of $550,000 as a result of the abovementioned Amendment to his Employment Agreement, which is described in more detail at page 30 of this document. This Agreement, which was scheduled to expire on December 31, 2005, was extended for two additional years until December 31, 2007, and the guaranteed annual bonus was increased from $500,000 to $550,000. Therefore, Mr. Osterman is guaranteed a minimum bonus of $550,000 payable in February 2006 for FY 2005, in February 2007 for FY 2006 and in February 2008 for FY 2007.

                As a result, the Committee awarded Mr. Osterman a $550,000 bonus on February 14, 2006. If the award had been made pursuant to the EMAIP formula, and assuming a discretionary bonus level comparable to that given other Executive Officers to enable them to reach target, Mr. Osterman would have received a $351,249 bonus in 2006 for 2005.

                As discussed earlier at page 18, regarding Proposal 2, the Board has approved a new EMAIP for a five-year term and seeks stockholder approval of this Plan at the Meeting. The proposed Plan has the same performance criteria as the 2000 EMAIP that pertained to bonuses earned in 2005 and paid in 2006.

                            ELIOT M. FRIED, CHAIRMAN
                           R. EUGENE CARTLEDGE, MEMBER
                            ROBERT D. KENNEDY, MEMBER




(4) In addition, as previously disclosed, the Compensation Committee also awarded such special bonuses to Mr. Irving, Senior Vice President, General Counsel and Secretary, and Mr. Jenness, Senior Vice President and Chief Financial Officer, who each received $150,000, and Directors Eliot M. Fried and
R. Eugene Cartledge, who each received $50,000. Neither Mr. Fried nor Mr. Cartledge participated in the decision to grant special bonuses.

                               EXECUTIVE OFFICERS

        The Executive Officers of the Corporation, in addition to Mr. Osterman, who is also a Director nominee, as of February 24, 2006 are:

                                                                                      YEAR FIRST
                                                                                      ELECTED TO
NAME                                           OFFICE                                SUCH OFFICE      AGE
----                                           ------                                -----------      ---
Dennis E. Eagan            President - Industrial and Power Equipment Group                 2000       56

Richard H. Irving, III     Senior Vice President, General Counsel                           1995       62
                           and Secretary                                                and 1999

Calvin E. Jenness          Senior Vice President and Chief Financial Officer                2002       50

Dale C. Johnson, Jr.       Vice President - Corporate Human Resources                       2004       57

Kenneth O. Saito           President - Oregon Cutting Systems Group                         2002       58

        Each of these Executive Officers serves at the pleasure of the Board; however, the terms of any Executive Officer's employment agreement, where applicable, which are discussed generally at pages 29 and 30, control the rights and obligations attendant to any termination. There were no arrangements or understandings with any other person pursuant to which any Officer was elected. The Executive Officers of the Corporation may also be Directors or Officers of subsidiaries of the Corporation.

        DENNIS E. EAGAN was elected President of the Industrial and Power Equipment Group in August 2000. Prior to that date, he served from 1998 as President and Chief Executive Officer of Volvo Construction Equipment North America, Inc.

        RICHARD H. IRVING, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999 at the time of the Merger and Recapitalization. Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company.

        CALVIN E. JENNESS was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002. In February 2005, he relinquished the Treasurer position. Prior to August 2002, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000. Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.

        DALE C. JOHNSON, JR. was elected Vice President - Corporate Human Resources in April 2004. Prior to that date, he served as Director of Human Resources from July 2003. Mr. Johnson previously served as Corporate Manager of Human Resources for CH2M HILL Industrial Design and Construction, Inc. from 1997 to 2002 and from 1991 to 1997 as Vice President -- Planning, Health Plans and Human Resources for Southwest Washington Medical Center.

        KENNETH O. SAITO was elected President of the Oregon Cutting Systems Group in August 2002. Prior to that date, he served as Senior Vice President - Finance & Administration of Oregon Cutting Systems Group from 1997. He joined the Oregon Cutting Systems Division in March 1973.

EXECUTIVE COMPENSATION

        The following table summarizes for the fiscal years 2005, 2004 and 2003, all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers other than the CEO of the Corporation (collectively, the "Named Executive Officers") who were serving in Executive Officer capacities on December 31, 2005.


                                                  SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                           ANNUAL COMPENSATION                     AWARDS
                            --------------------------------------------------     ------
                                                                   OTHER         SECURITIES
NAME AND                                                           ANNUAL        UNDERLYING       ALL OTHER
PRINCIPAL                               SALARY       BONUS      COMPENSATION       OPTIONS       COMPENSATION
POSITION                      YEAR        ($)         ($)          ($) *             (#)             ($)
-----------                   ----     ---------   ---------       -----           --------      ------------
James S. Osterman  (1)        2005      540,383     550,000        37,755             0              100,492  (2)
Chairman and Chief            2004      486,965     834,833  (3)   27,647          100,000            78,468
Executive Officer             2003      427,167     550,000        74,266             0**
                                                                                                      65,113
Dennis E. Eagan               2005      376,585     201,000        13,709             0               34,524  (4)
President - Industrial and    2004      368,615     310,000         5,966           20,000            31,049
Power Equipment Group         2003      360,269     312,770         8,003           45,000            24,605

Richard H. Irving, III        2005      310,848     139,000        12,276             0               36,229  (5)
Senior Vice President -       2004      304,934     455,000  (6)   16,850           25,000            27,853
General Counsel               2003      300,000     300,000        14,113           25,000            24,183
and Secretary

Kenneth O. Saito              2005      304,113     136,000        12,706             0               26,615  (7)
President - Oregon            2004      287,338     287,338         9,423           25,000            24,914
Cutting Systems Group         2003      266,300     266,300        10,038           45,000            19,836

Calvin E. Jenness (8)         2005      281,000     141,000         8,676             0               30,915  (9)
Senior Vice President and     2004      256,180     406,000  (10)   8,936           25,000            21,880
Chief Financial Officer       2003      230,833     230,833         8,417           25,000            14,844





----------------------------
* Tax gross-up for premiums on life insurance policies, club dues, personal financial planning, personal use of the Corporation's property and relocation expenses, as applicable.

** On February 2, 2004, Mr. Osterman was granted options representing 50,000 shares as part of an amendment to his Employment Agreement. 25,000 of these options were vested upon grant and 25,000 vested on December 20, 2004, upon the Change-in-Control. In addition, Mr. Osterman was granted 50,000 additional options on December 21, 2004 that vest one-third on each of the one-year, two-year and three-year anniversaries of the date of grant. (The options granted on February 2, 2004 were at a price per share, $5.05, that was below the then fair market value of the underlying shares; the options granted on December 21, 2004 were at $16.62, which was the fair market value of the underlying shares.) * Excluding Mr. Osterman, as stated above.

(1) Mr. Osterman was President and Chief Executive Officer of the Corporation until April 2005, when he was elected Chairman of the Board and Chief Executive Officer.

(2) Amount is comprised of $61,885 matching contributions to employee's 401(k) and supplemental retirement savings plan accounts and $38,607 accrued benefits pursuant to the Omark Salary Continuation Plan.

(3) Amount includes $200,000 for Mr. Osterman awarded on February 8, 2005 as a special bonus for "extraordinary services." See discussion on pages 13 and 20.

(4) Amount is comprised of $30,896 matching contributions to employee's 401(k) and supplemental retirement savings plan accounts and $3,627 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(5) Amount is comprised of $34,463 matching contributions to employee's 401(k) and supplemental retirement savings plan accounts and $1,766 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(6) Amount includes $150,000 for Mr. Irving awarded on February 8, 2005 as a special bonus for "extraordinary services." See discussion on pages 13 and 20.

(7) Amount is comprised of $26,615 matching contributions to employee's 401(k) and supplemental retirement savings plan accounts.

(8) Mr. Jenness was Senior Vice President, Chief Financial Officer and Treasurer until February 9, 2005, when he relinquished the position of Treasurer.

(9) Amount is comprised of $30,915 matching contributions to employee's 401(k) and supplemental retirement savings plan accounts.

(10) Amount includes $150,000 for Mr. Jenness awarded on February 8, 2005 as a special bonus for "extraordinary services." See discussion on pages 13 and 20.

OPTION GRANTS

        The following table summarizes pertinent information regarding individual grants of stock options, including the potential realizable dollar value, made during 2005 to each of the Named Executive Officers, assuming that the market value of the underlying security appreciates in value from the date of grant to the end of the option term at the rates indicated in the following table:

                     OPTION GRANTS IN CALENDAR YEAR 2005 (5)
                                INDIVIDUAL GRANTS
                                -----------------

                                  NUMBER OF      % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                                 SECURITIES        OPTIONS                                   AT ASSUMED ANNUAL RATES OF STOCK
                                 UNDERLYING      GRANTED TO     EXERCISE    EXPIRATION      PRICE APPRECIATION FOR OPTION TERM
                                   OPTIONS        EMPLOYEES       PRICE        DATE         ----------------------------------
NAME                             GRANTED (#)       IN 2005      ($/SHARE)   (MM/DD/YY)         0% ($)     5% ($)     10% ($)
----                             -----------      ---------     ---------   ----------      -----------  ---------  ----------
James S. Osterman                     0              N/A           N/A

Dennis E. Eagan                       0              N/A           N/A
Richard H. Irving, III                0              N/A           N/A

Kenneth O. Saito                      0              N/A           N/A

Calvin E. Jenness                     0              N/A           N/A

----------------------------

(5) Options to employees, including the Named Executive Officers, have traditionally been granted in the fourth quarter of each fiscal year since 2002. In an attempt to have the granting of long-term incentive equity compensation coincide with the award of salary increases and bonuses, which occur in March and February, it was decided to move the option grants that would have been made in November or December 2005 to February 2006. Therefore, although no option grants were made to the Named Executive Officers in 2005, as a result of an amendment to the 1999 and 2000 Plans to permit the use of SARs adopted by the Board, the Compensation Committee on February 21, 2006 awarded SARs of 40,000 shares each to Messrs. Eagan, Irving, Saito and Jenness. The grants were priced at $16.76, the closing price for the Corporation's stock on the NYSE on the trading day immediately prior to the date of grant. The SARs have a term of 10 years, and vest in three equal installments, one-third on the first-year anniversary of the date of grant, one-third on the second-year anniversary and one-third on the third-year anniversary. There were a total of 612,000 SARs granted to 93 employees at this time. The 40,000 SARs awarded to each of the foregoing four Executive Officers constituted approximately 6.5% of the total SARs granted to employees in 2006 to the date of this Proxy Statement.

        The Committee also proposed that, subject to the stockholders approving the 2006 Equity Plan at the Meeting, Mr. Osterman be made a comparable grant in the Second Quarter of 2006 using an incentive instrument of a type authorized by the Plan and the then fair market value as the price.

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

        1999 Stock Incentive Plan, see description at pages 18-19.

        2000 Stock Incentive Plan, see description at pages 18-19.

        As discussed at page 19, the Corporation is seeking stockholder approval at this year's Annual Meeting for a new long-term incentive plan, titled the 2006 Equity Incentive Plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

        2006 Non-Employee Director Deferred Stock Unit Plan, see description at pages 12-13.

SUMMARY TABLE

        The following table sets forth certain information as of December 31, 2005 with respect to compensation plans under which shares of the Corporation's common stock may be issued.

                                                                                     NO. SHARES REMAINING
                                      NO. SHARES TO BE         WEIGHTED              AVAILABLE FOR FUTURE
                                        ISSUED UPON             AVERAGE              ISSUANCE UNDER EQUITY
                                        EXERCISE OF         EXERCISE PRICE OF         COMPENSATION PLANS
                                        OUTSTANDING           OUTSTANDING            (EXCLUDING SHARES IN
PLAN CATEGORY                           OPTIONS (1)             OPTIONS                  COLUMN 1) (2)
-------------                       -------------------------------------------------------------------------
Equity compensation plans
approved by stockholders
   1999 Stock Incentive Plan             1,162,650              $15,06                     1,296,050
   2000 Stock Incentive Plan             1,955,021              $ 5.74                        52,869
                                        ----------
         Total                           3,117,671              $ 9.22                     1,348,919

Equity compensation plans
not approved by stockholders
   2006 Non-Employee Director
   Deferred Stock Unit Plan                0  (3)           Not Applicable  (4)              0 (5)

(1) Represents shares of common stock issuable upon exercise of outstanding options granted under the Corporation's 1999 Stock Incentive Plan and 2000 Stock Incentive Plan, excluding an aggregate of options for 62,000 shares remaining authorized for future use, but not granted, 34,100 of which are from the 1999 Plan and 27,900 from the 2000 Plan. (The original authorization was for options of 75,000 shares, 41,250 from the 1999 Plan and 33,750 from the 2000 Plan. During 2005, the Corporation offered options for 13,000 shares, of which 7,150 were from the 1999 Plan and 5,850 from the 2000 Plan, to three newly hired and one newly-promoted individuals.)

(2) Includes shares of common stock available for future option grants under the Corporation's 1999 Stock Incentive Plan and 2000 Stock Incentive Plan, including a remaining 34,100 from the 1999 Plan and 27,900 from the 2000 Plan, that were authorized by the Board on December 9, 2004 for future use, such as for recruitment of new employees. See above footnote
        (1) regarding use during 2005 of some of the original 75,000 shares.

(3) No shares have been credited to any participating Director's account under the 2006 Non-Employee Director Deferred Stock Unit Plan (the "Director Deferred Plan") as of this writing. The Director Deferred Plan was approved on October 25, 2005 for commencement in 2006. The first pricing date, from which the number of shares is determined, is the last trading day of the First Quarter, or March 31, 2006. At that time, the number of deferred stock units to be credited to accounts maintained for
        (1) Mr. Cartledge, who deferred $13,500 in Director and Committee chairman retainers only; (2) Mr. Fruechtel, who deferred $17,500 in Director retainer and fees and (3) Mr. Layman who deferred $6,250 as one-half of his Director retainer only, will be determined by dividing the participants' respective deferred amounts by the closing stock price for the Corporation's common stock on the NYSE. Each quarter thereafter, the shares to be credited to the account in the name of each participating Director will be determined in the same manner. A Director can change his or her participation and amount to be deferred prospectively at the end of each calendar year.

(4) The awards under the Director Deferred Plan, the first of which will occur on April 3, 2006, the first business day following the last trading day of the First Quarter, do not have an exercise price, and therefore, will not be taken into account in terms of "weighted average exercise price." The credit to individual accounts maintained in the names of each of the participating Directors is an automatic and direct transfer of shares.

(5) There is no limit under the Director Deferred Plan that corresponds to shares remaining available for future issuance under equity compensation plans utilizing stock options. The shares credited to accounts maintained in the names of the participating Directors will come from the Corporation's treasury stock or will be purchased on the open market on the relevant pricing dates.

NOTE:

        As stated on page 19, the Compensation Committee issued SARs for an aggregate of 612,000 shares to a total of 93 employees, including four Named Executive Officers, on February 21, 2006 pursuant to the 1999 Plan, as amended to permit the grant of SARs in addition to stock options. These have not been deducted from the above total since these awards occurred in 2006. No shares from the 2000 Plan were used for this grant; however, that Plan was also amended to permit grants of SARs in addition to stock options.

OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table summarizes pertinent information concerning the exercise of stock options during 2005 by each of the Named Executive Officers and the year-end value of unexercised options:


                                                  AGGREGATE OPTION EXERCISES IN 2005
                                                      AND YEAR-END OPTION VALUES


                                                                    Number of Securities              Value of Unexercised
                                 Shares                            Underlying Unexercised                 In-the-Money
                              Acquired on        Value                   Options at                        Options at
                              Exercise (#)    Realized ($)                12/31/05                        12/31/05 ($)
                              ------------    ------------                --------                        ------------

Name                                                          Exercisable*     Unexercisable*       Exercisable   Unexercisable
----                                                          ------------     --------------       -----------   -------------
James S. Osterman                   0              0               526,067         33,333            $4,765,439        $0

Dennis E. Eagan                  20,000         $272,680           181,667         13,333            $1,776,080        $0

Richard H. Irving, III              0              0               188,334         16,666            $1,024,080        $0

Kenneth O. Saito                    0              0               193,989         16,666            $1,804,467        $0

Calvin E. Jenness                   0              0                82,334         16,666              $819,355        $0

        The above totals do not include the SARs awarded to Messrs. Eagan, Irving, Saito and Jenness on February 21, 2006. Please see discussion of these grants at page 19.



* All unvested options outstanding on December 20, 2004 under the 2000 Plan and 1999 Plan (other than 1999 Performance Options) vested by operation of a contractual provision, which is contained in each of the option agreements between the Corporation and its employee option holders, upon the occurrence of the Change-in-Control on December 20, 2004. All 1999 Performance Options, which were scheduled to vest on August 19, 2005 for Messrs. Osterman, Irving and Saito, on August 15, 2006 for Mr. Eagan and on September 11, 2006 for Mr. Jenness, were vested as of December 31, 2004 by action of the Board. Options granted on December 21, 2004 contain a three-year vesting schedule: one-third vested in December 2005, and one-third will vest in each of December 2006 and 2007.

PENSION PLANS

        Estimated annual benefits payable under the Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (collectively the "Blount Retirement Plan") to eligible employees (including the Named Executive Officers) in specific classifications following retirement at age 65 (normal retirement age) after years of credited service are shown below:


                                                          PENSION PLAN TABLE

  FIVE-YEAR AVERAGE                   ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE (A), (B)
     EARNINGS AT       ----------------------------------------------------------------------------------------------------------
   RETIREMENT (C)           10            15            20            25            30            35          40 OR MORE
---------------------------------------------------------------------------------------------------------------------------------
            $100,000       $20,000       $30,000       $40,000       $50,000       $52,500       $55,000       $57,500
             200,000        40,000        60,000        80,000       100,000       105,000       110,000       115,000
             300,000        60,000        90,000       120,000       150,000       157,500       165,000       172,500
             400,000        80,000       120,000       160,000       200,000       210,000       220,000       230,000
             500,000       100,000       150,000       200,000       250,000       262,500       275,000       287,500
             600,000       120,000       180,000       240,000       300,000       315,000       330,000       345,000
             700,000       140,000       210,000       280,000       350,000       367,500       385,000       402,500
             800,000       160,000       240,000       320,000       400,000       420,000       440,000       460,000

(a) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 2006. The amounts shown are to be reduced by offsetting amounts received as social security benefits and benefits payable under master annuity contracts (purchased upon termination of prior retirement plans).
(b) Under Section 415(b) of the Internal Revenue Code, the maximum benefit payable under the master annuity contracts (purchased upon termination of prior retirement plans) and the tax-qualified Blount Retirement Plan to an employee retiring at age 65 in 2006 is $175,000, an amount that may change each year in accordance with a determination made by the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code limits the amount of an employee's compensation that may be taken into account under any tax-qualified retirement plan to $220,000 for 2006, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of any benefit payable in excess of these limitations is covered by the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP"); provided, however, that as a result of lump sum payments for certain supplemental retirement plan benefits to Mr. Osterman and Mr. Irving in 2002, which are described on page 22 of the 2002 Proxy Statement and page 30 of this document respectively, Mr. Osterman no longer participates in the Group SERP, and Mr. Irving was not eligible to participate from August 2002 until August 2004, at which time a benefit was again accrued for his account, but any such benefit payable to him under the Group SERP will take into account the effect of that portion of the lump sum payment he received in 2002 that was attributable to the Group SERP through July 31, 2004.
(c) Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages. The calculation of a participant's five-year average earnings thus would be based upon the "salary" column of the Summary Compensation Table set forth on page 22 but extended to the five years preceding the participant's retirement.

        The years of benefit service used to determine benefits under the Blount Retirement Plan and the master annuity contracts (purchased upon termination of prior retirement plans) as of December 31, 2005 for the Named Executive Officers are: Mr. Osterman, 36 years; Mr. Eagan, 5 years; Mr. Irving, 11 years; Mr. Saito, 33 years and Mr. Jenness, 5 years.

             SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The Corporation maintains an individual Supplemental Executive Retirement Plan ("Eagan Individual SERP") for Dennis E. Eagan. The Eagan Individual SERP will pay Mr. Eagan upon his normal retirement date or earlier termination of employment a benefit equal to the benefit calculated under the benefit formula of the Blount Retirement Plan, but based upon a schedule of years of service granted under the Eagan Individual SERP, reduced by any retirement benefits payable to him under the Blount Retirement Plan and any retirement income actually paid to him under any pension plan maintained by any former employer. This plan is administered by the Board or, at the Board's discretion, the Compensation Committee of the Board. The Eagan Individual SERP is unfunded and any amount due Mr. Eagan is a general unsecured obligation of the Corporation. This plan may be amended from time to time or terminated with the consent of the Corporation and Mr. Eagan.

        The projected annual benefit payable to Mr. Eagan under the Eagan Individual SERP after reduction for the benefits payable under the Blount Retirement Plan and the retirement income payable under any pension plan maintained by any former employer of Mr. Eagan is $28,790.

OMARK PLAN

        For certain employees of Blount's Outdoor Products Group, Industrial and Power Equipment Group and the former Sporting Equipment Group, the Corporation sponsors a salary continuation plan (the "Omark Salary Continuation Plan"). The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant. The Omark Plan is unfunded and amounts due participants are general unsecured obligations of the Corporation. The Omark Plan may be amended or terminated by the Board, provided that rights vested to participants prior to such amendment or termination may not be reduced.

        Mr. Osterman participates in the Omark Salary Continuation Plan. Upon the Change-in-Control that occurred on December 20, 2004, the Corporation reconfirmed its contractual obligations to Mr. Osterman under the Omark Salary Continuation Plan by letter dated February 8, 2005. This confirmation was authorized by the Compensation Committee of the Board and was required by Mr. Osterman's Amended and Restated Employment Agreement dated February 2, 2004, discussed below at page 30. On April 19, 2005, when Mr. Osterman's Amended and Restated Employment Agreement was extended for two additional years through December 31, 2007, a new change-in-control provision was included that requires the Corporation to fund this salary continuation benefit upon a change-in-control, as defined in the Agreement, or to otherwise secure the benefit in a manner acceptable to Mr. Osterman. This obligation related to a change-in-control continues through the term of the Agreement, and thereafter for Mr. Osterman's two-year consulting period.

EMPLOYMENT CONTRACTS

        The Corporation has entered into Employment Agreements (the "Agreements") with all of the Named Executive Officers. The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation's incentive plans with target bonuses ranging from 50% to 65% of base salary, participate in the Corporation's stock option or other equity incentive programs and all other benefit plans, arrangements and perquisites generally available to Executive Officers.

        The duration of the Agreements is a rolling two-year term for Messrs. Irving and Saito, and a rolling one-year term for Messrs. Eagan and Jenness, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term (provided that Messrs. Eagan's and Irving's Agreements each expire on the executive's 65th birthday). As a result of a two-year extension in connection with his election to Chairman on April 19, 2005, Mr. Osterman's Agreement expires on December 31, 2007, but may be renewed for successive one-year terms under certain circumstances. Each Agreement has a clause that prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

        The Agreements also contain provisions for severance payments and benefits if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements), or if the executive terminates his employment for "good reason" (as defined in the Agreements). In the event of death, disability or termination for cause or in the event the employee terminates his employment for other than "good reason," the Corporation's obligations under the Employment Agreement cease and no special severance benefits are required. The length of severance period formerly ranged from 12 to 24 months, depending upon the executive; however, upon the Change-in-Control that occurred on December 20, 2004, the period contained in the two agreements that each had a 12-month period was automatically extended to 24 months, the same period as contained in each of the other three agreements. The severance payments applicable to each contract generally provide for a payment of an amount equal to the sum of (1) two years base salary and (2) two times the average bonus paid to the executive the immediately prior two years in which bonuses were paid to him or her. Under certain circumstances, this payment can be made in one lump sum installment discounted to its present value pursuant to rates applicable to the Internal Revenue Code for this purpose. In addition, generally, applicable retirement, health and life insurance benefits continue through the severance period.

        A separate Agreement with Mr. Eagan provides for the Eagan Individual SERP described at page 29 above. Messrs. Eagan's and Saito's Agreements contain certain provisions relating to the effect of any sale of their respective business segments or divisions. Mr. Irving is covered by the Corporation's Executive Life Insurance Program and Corporate Office Long-Term Disability Plan dating back to his service at the former Montgomery, Alabama headquarters.

        On April 19, 2005, when he was elected Chairman of the Board, Mr. Osterman's Agreement was extended two additional years from December 31, 2005 to December 31, 2007. As part of that extension, his guaranteed annual bonus was increased from $500,000 to $550,000, and the Corporation is required to fund or otherwise secure the salary continuation benefit discussed at page 29 in the event of a change-in-control, as defined in the Agreement. Previously, his Agreement was amended and restated as of February 2, 2004 to provide for a 16-1/2 month extension of his employment through December 31, 2005. As part of this Amendment, Mr. Osterman received (i) an increase in base salary to $500,000 on an annualized basis, which increased to $550,000 during 2005, (ii) an increase in annual target bonus to 65% of base salary with a minimum annual bonus of $500,000 guaranteed for the Fiscal Years 2004 and 2005, which was increased to $550,000 as a result of the abovementioned 2005 Amendment, and
(iii) the grant of options under the 2000 Stock Incentive Plan for 50,000 shares, 25,000 of which vested immediately on February 2, 2004 and 25,000 of which vested on December 20, 2004 upon the Change-in-Control. Mr. Osterman was scheduled to retire on August 19, 2004 prior to the execution of this February 2, 2004 Amendment. Mr. Osterman's two-year consulting arrangement, which would have gone into effect on August 19, 2002, and then on August 19, 2004, under two earlier amendments to his Agreement discussed in the 2002 Proxy Statement on page 18, and the 2003 Proxy Statement on page 23, respectively, was amended to begin on January 1, 2006, which was subsequently changed to January 1, 2008 as a result of the abovementioned 2005 Amendment, but otherwise remains essentially unchanged except that it now pertains to consulting services for the entire Corporation, not only to the Outdoor Products segment; provides for business trips to the Corporation's largest customers, international facilities, trade shows and customer outings; and, subject to his nomination and election, continues Mr. Osterman's service as a director on the Board during the two-year consulting period.

        Mr. Irving's Agreement was amended as of August 19, 2002 to provide for his relocation in connection with the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon. As part of this Amendment, Mr. Irving received certain lump sum payments under his Individual Supplemental Executive Retirement Plan ("Individual SERP") and under the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP"). The payout of the Individual SERP benefits was in full satisfaction of the Corporation's obligations under that Plan. With respect to the Group SERP, Mr. Irving was again eligible to participate in that Plan commencing August 1, 2004, but any benefit payable thereafter under that Plan will take into account that portion of the 2002 lump sum payment that was attributable to benefits under the Group SERP through July 31, 2004. Mr. Irving also received an increase in his annual target bonus to 50% of base salary under the Executive Management Annual Incentive Plan, which was part of an earlier amendment dated as of February 14, 2002, and a change in the financial performance measurements on which such bonus is based under his August 19, 2002 amendment. In exchange, Mr. Irving agreed to a reduction in salary, the relinquishment of certain perquisites formerly provided him and a waiver of his contractual relocation provision.

        Mr. Jenness' Agreement was amended effective March 1, 2004 by increasing his salary to $260,000, his target bonus percentage to 50% and extending his severance period to two years for a qualifying termination following a change of control (as defined in the Agreement). The Change-in-Control that occurred on December 20, 2004 had the effect of extending Mr. Jenness' severance period to two years. Mr. Jenness' salary, target bonus percentage and severance period were previously amended by an earlier amendment dated February 14, 2002 in connection with his relocation as part of the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, in exchange for which Mr. Jenness relinquished certain perquisites.

        Mr. Saito's Agreement was likewise amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, his target bonus percentage and the severance period, as well as providing certain retirement and health benefits and additional perquisites. The severance period applicable to Mr. Saito's agreement was automatically extended from one year to two years as a result of the Change-in-Control that occurred on December 20, 2004.

EMPLOYEE STOCKHOLDER AGREEMENT

        Related to the Employment Agreements is an Employee Stockholder Agreement (the "Stockholder Agreement"). This

Agreement is among the Corporation, LBMBP II and 24 current employees, including all of the Named Executive Officers, as well as three new employees during 2005, and 29 former management employees, some of whom were employees of the Sporting Equipment segment that was divested in December 2001. The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the particular executive in the Merger and Recapitalization ("Purchased Shares") or received through the exercise of stock options ("Option Shares") under the 1999 Stock Incentive Plan. The Stockholder Agreement generally restricted the transfer of Purchased Shares, Option Shares and any underlying options owned by these executives for a period of five years from the closing of the Merger and Recapitalization on August 19, 1999. On August 19, 2004, the restrictions on transfer of Purchased Shares and Option Shares expired. (Executive Officers and Directors are subject to certain other restrictions or limitations on transfer that arise pursuant to applicable federal securities law and are not based upon the Stockholder Agreement.) All Time Options granted before December 20, 2004 under the 1999 Stock Incentive Plan that had not previously vested became vested as of December 20, 2004 as a result of the Change-in-Control, and all then existing Performance Options, which otherwise would have vested on August 19, 2005 for most option holders, but on August 15, 2006 and September 11, 2006 for Mr. Eagan and Mr. Jenness, respectively, were vested as of December 31, 2004 by action of the Board. Nonetheless, the other terms of the Stockholder Agreement survive and apply to (i) Purchased Shares to the extent any have not been registered, (ii) options granted under the 1999 Stock Incentive Plan, including options for 244,350 shares granted on December 31, 2004, and (iii) Option Shares resulting from the exercise of such options. For example, executives have rights to sell their shares on a pro rata basis with LBMBP II whenever LBMBP II sells its shares to third parties. Similarly, LBMBP II has the right to cause each of the executives to sell his or her shares of common stock on a pro rata basis with LBMBP II to a third party that has made an offer to purchase the Corporation's shares owned by LBMBP II. In the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans) and LBMBP II sells its shares in connection with this registration, the executives have the right to have their shares concurrently registered and sold on a pro rata basis with LBMBP II. The Purchased Shares and Option Shares owned by the executives are also subject to "put" and "call" rights that entitle the Corporation to purchase from an executive, and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive's employment is terminated under certain circumstances. (With respect to options and Option Shares, the above terms of the Stockholder Agreement are incorporated by reference as terms and conditions of the applicable option agreement each option holder signs at the time of receiving a grant under the 1999 Plan, and without regard to whether the holder has an Employment Agreement or is otherwise a party to the Stockholder Agreement.)

                               PERFORMANCE GRAPH

        Rules adopted by the SEC require that the Corporation include in the Proxy Statement a line graph presentation comparing the cumulative five-year stockholder return on the Corporation's common stock on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange as the Corporation's and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Composite (US) Index was selected as the broad equity market index. (As a result of a change in New York Stock Exchange procedures, its Composite (US) Index has been manually recreated for years prior to December 31, 2003.) The Corporation created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. A list of these follows the graph below.*


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG BLOUNT INTERNATIONAL, INC., THE NYSE COMPOSITE INDEX,
                                AND A PEER GROUP







                               [PERFORMANCE GRAPH]






              *Assumes $100 invested on 12/31/00 in stock or index,
                      including reinvestment of dividends.
                        Fiscal years ending December 31.


--------------------------------------------------------------------------------------------

                                12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
                              ==============================================================
The Corporation                   100.00     40.85     49.56    102.37    226.60    207.22
NYSE Composite (US) Index         100.00     94.16     78.89     92.76    105.06    127.42
Peer Group                        100.00    124.72    115.84    154.59    216.22    243.39

--------------------------------------------------------------------------------------------

* The companies in the Peer Group are Kaydon Corp., Kennametal, Inc., Lincoln Electric Holdings Company, Regal Beloit Corp., Snap-on, Inc., Terex Corp. and Toro Corp.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require that the Corporation's Directors, Executive Officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and furnish the Corporation with copies.

        Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that during 2005 all filing requirements applicable to its Directors, Officers and greater than 10% beneficial owners were complied with except that Dale C. Johnson, Jr., Vice President Corporate Human Resources, due to clerical errors did not indicate on his original Form 3 filed on June 2, 2004 that he held a "right-to-buy" 4,000 shares of the Corporation's common stock at $5.05 per share through stock options under the 2000 Stock Incentive Plan granted him on November 5, 2003. This omission was carried over to the Form 5 filed by Mr. Johnson on February 9, 2005 for the year-ending 2004. The error was detected and corrected in the Form 5 filed by him on February 10, 2006 for the year-ending 2005.

                   SECTION 303A.12 CERTIFICATIONS TO THE NYSE

        On August 19, 2005, Mr. James S. Osterman, Chairman and Chief Executive Officer, signed and submitted to the NYSE the CEO Certification required by
Section 303A.12(a) of the New York Stock Exchange Listed Company Manual. On August 19, 2005, Mr. Richard H. Irving, III, Senior Vice President, General Counsel and Secretary, signed and submitted to the NYSE the Annual Written Affirmation, including Exhibit G, required by Section 303A.12(c) of the Manual.

        In order to notify the NYSE of the scheduled expiration of the terms of Messrs. James and Collins on the Compensation Committee on the first anniversary of the Change-in-Control, an Interim Written Affirmation, with an accompanying Exhibit H, was submitted to the NYSE on January 31, 2006.

        These documents relate to corporate governance, and are separate and distinct from the four certifications to the SEC, two each by the Chairman and Chief Executive Officer and the Senior Vice President and Chief Financial Officer, that relate to financial accounting, reporting and control and that constitute exhibits to the Corporation's annual report for the fiscal year ended December 31, 2005 filed on Form 10-K.

           SECTION 303A.14 - WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS

        The Corporation has posted the following documents at its website,
WWW.BLOUNT.COM:

        1.   Nominating & Corporate Governance Committee Charter;
        2.   Compensation Committee Charter;
        3.   Audit Committee Charter (revised 2004);
        4. Corporate Code of Ethics for the CEO, CFO and Financial Reporting and Control Personnel;
        5. Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee;
        6.   Code of Conduct (revised 2004); and
        7.   Corporate Governance Guidelines (revised 2005).

        These can be accessed by clicking on the "Investor Relations" section, and then on the "Corporate Governance" subsection.

        These documents are also available in hard copy by sending a written request to the attention of the Secretary, Blount International, Inc., 4909 SE International Way, Portland, OR 97222.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

        Messrs. Collins, Fried and James, who are Directors of the Corporation, are investors in LBMBP II, an affiliate of Lehman Brothers Holdings Inc. Lehman Brothers from the closing of the Merger and Recapitalization, August 19, 1999, to the Change-in-Control, which occurred on December 20, 2004, beneficially owned approximately 86% of the Corporation's authorized, issued and outstanding common stock. Following the Change-in-Control until June 6, 2005, Lehman Brothers beneficially owned approximately 35% of the Corporation's common stock. On June 6, 2005, Lehman Brothers was involved in a second secondary offering, whereby it exercised its warrants for 1,000,000 shares of common stock and sold 7,117,620 shares of common stock. (See also, the description of this transaction at page 5.) As a result of this 2005 secondary offering, Lehman Brothers ended up owning approximately 19% of the Corporation's stock.

        From time to time, Lehman Brothers also receives customary fees for services to the Corporation in connection with financings, divestitures, acquisitions, equity offerings and certain other transactions. In 2003, as a result of its assistance in the arrangement, negotiation and closing of the Corporation's refinancing transaction with General Electric Capital Corporation and other lenders, Lehman Brothers assessed the Corporation fees of $1 million, which were approved on February 3, 2004 by the Board members not affiliated with Lehman Brothers. In 2004, Lehman Brothers acted as underwriter, book maker or advisor with respect to the Amended and Restated Credit Agreement by and among, inter alios, the Corporation and General Electric Capital Corporation, the sale of 8 7/8% Senior Subordinated Notes, the offering of 13,800,000 shares of the Corporation's common stock and the redemption or repayment of (i) the Corporation's outstanding 7% Senior Notes, (ii) the Corporation's outstanding 13% Senior Subordinated Notes and (iii) the $20 million, together with payment-in-kind interest, preferred equivalent security. In these various capacities, Lehman Brothers earned $6,199,500 in underwriting fees; $3,200,000 in management or advisory fees, which were paid in 2005; and $30,049,051 as repayment for the Preferred Equivalent Security, including a $480,000 premium. In connection with the "road show" for the August 9, 2004 primary equity and senior subordinated note offerings, the Corporation reimbursed Lehman Brothers in the amount of $213,865 for the advancement of certain airplane fees. Pursuant to the Stockholder Agreement referred to on page 31 above, fees and expenses incurred in connection with the December 20, 2004 secondary equity offering were allocated as follows: The Corporation paid two filing fees, which totaled $92,018. Certain third party fees, including accounting fees, NYSE fees, NASD fees, newswire service charges and travel expenses, totaling $133,309 in the aggregate, were paid by the Corporation but reimbursed by Lehman Brothers in the First Quarter of 2005. Lehman Brothers also reimbursed the Corporation during this period for $200,000 worth of management time. Lehman Brothers paid all other expenses related to the December 20, 2004 secondary offering directly.

        In addition, Lehman Brothers tendered $10,000 to the Corporation as the exercise price for the 1,000,000 warrants exchanged for 1,000,000 shares of the Corporation's common stock on June 6, 2005. (See earlier discussion of this transaction at page 5.) Also in connection with the June 6, 2005 secondary offering, Lehman Brothers paid $89,999.50 to the Corporation for certain NYSE, legal, accounting, transfer agent and newswire service fees.

        In total, during 2005, Lehman Brothers made payments totaling $433,308.50 to the Corporation, and the Corporation paid Lehman Brothers the abovementioned $3,200,000 fees related to the August 2004 transaction involving the refinancing, equity offering, sale of certain notes and redemption of others notes.

APPROVAL OF 2006 EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN

                                   PROPOSAL 2

        The Board of Directors adopted the amended and restated Executive Management Annual Incentive Plan (the "2006 EMAIP") effective as of January 1, 2006, and is proposing the 2006 EMAIP for approval by the stockholders of the Corporation. The following description of the material features of the 2006 EMAIP is a summary only and is qualified in its entirety by reference to the 2006 EMAIP, a copy of which is attached as Exhibit A to this Proxy Statement. Stockholder approval of the 2006 EMAIP is sought in order to qualify the 2006 EMAIP under Section 162(m) of the Code and thereby to allow the Corporation to deduct for federal income tax purposes most or all compensation paid under the 2006 EMAIP to Named Executive Officers (as defined above under "Executive Compensation"). Among the material matters for consideration in approving the 2006 EMAIP are the following:

        o The Board of Directors is proposing to replace the existing Executive Management Annual Incentive Plan, which was effective January 1, 2000 and approved by the stockholders of the Corporation on April 17, 2000.

        o The 2006 EMAIP is intended to modernize and update the terms and conditions for incentive compensation, improve the performance measures available for objective setting and allow for maximum tax deductibility of executive compensation.

GENERAL

        The purpose of the 2006 EMAIP is to advance the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success. The 2006 EMAIP will be administered by the Compensation Committee or other committee designated by the Board (the "Committee"), subject to the Committee's right to delegate to the Chief Executive Officer, and others, responsibility for administration of the 2006 EMAIP. To the extent such a delegation of authority has been made, the term "Committee" in this Proposal 2 should be read as "Committee or its delegate." Persons eligible to participate in the 2006 EMAIP are the Executive Officers and other executives of the Corporation, its operating units or its affiliates who are in management positions designated as eligible for participation by the Committee.

        The 2006 EMAIP is not subject to the provisions of the Employee Retirement Security Act of 1974 ("ERISA"). The 2006 EMAIP may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights would be adversely affected with respect to an award that has been determined and approved. Unless terminated, the 2006 EMAIP will remain in effect until awards thereunder are paid for the Corporation's fiscal year ending in 2011. (Such awards may be paid in the first quarter of 2012, but be based upon performance for Fiscal Year 2011.)

AWARDS UNDER THE 2006 EMAIP

        Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) the performance objectives for each participant, which performance objectives will include one or more of the performance measures set forth below; (c) the target award, maximum award and threshold award that can be received by each participant, and the method for determining such award; (d) the form of payment of an incentive award; and (e) the terms and conditions subject to which any incentive award may become payable. Performance measures for Named Executive Officers will include one or more of the following (which may relate to the Corporation as a whole or a business unit, division or subsidiary, as appropriate): earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); return on capital employed; operating income; SG&A as a percentage of sales; inventory turnover ratio; cost reductions; leverage ratios; gross margin; product introduction; sales; net income; earnings per share; return on equity; return on assets (or net assets); after-tax or pre-tax profit; market value of the Corporation's stock; total stockholder return; return on investment; economic profit; capitalized economic profit; cash flow and cash flow return.

        After the end of each fiscal year, the Committee will certify the extent to which the performance objectives have been achieved for that year. In measuring performance, the Committee may adjust the Corporation's financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations or reductions-in-force. With respect to Named Executive Officers, the Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations. The percentage of pay at risk under the 2006 Incentive Plan is increased by position according to relative levels of responsibility and influence on business unit and corporate objectives. The award percentage is discounted for performance below target down to a minimum threshold at which no bonus is due, and an enhanced payout percentage is provided to motivate performance above target up to a maximum.

        Incentive awards shall be approved by the Committee, subject to ratification by the Board when required under the 2006 EMAIP or desired by the Committee, based on the 2006 EMAIP rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except certain Named Executive Officers, notwithstanding levels of achievement of performance criteria. The maximum award that may be paid to an individual participant for a plan year shall be $2.5 million.

        Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after the determination of awards.

        A partial incentive award may be authorized by the Committee for a participant who is terminated without cause, or who terminates for good reason, or who retires, dies or becomes permanently and totally disabled during the fiscal year. Otherwise, no award will be paid to a participant who is not an active employee of the Corporation, an operating unit or an affiliate at the end of the fiscal year to which the award relates. In general, unless the Committee has established a different rule with respect to some or all participants, upon the occurrence of a change in control, the participant's incentive award for that year will be deemed to have been fully earned at the target award level, will be prorated for the portion of the year that has elapsed, and will be paid within thirty days after the effective date of the change in control. If a participant is entitled to a pro rata award under the 2006 EMAIP upon a change-in-control, and also to a similar pro rata award under an employment agreement or severance agreement for the same fiscal year, the participant will receive the larger pro rata award but not both awards.

FEDERAL INCOME TAX CONSEQUENCES

        An award under the 2006 EMAIP will constitute compensation taxable as ordinary income (and subject to income tax withholding) to the participant to the extent it is paid in cash or immediately available equity-based awards. Generally, the Corporation will be entitled to a corresponding deduction.

        Section 162(m) of the Code limits to $1,000,000 the amount of compensation that may be deducted by the Corporation in any tax year with respect to a Named Executive Officer, with an exception for certain performance-based compensation. The 2006 EMAIP is designed, and is to be administered, in such a manner as to qualify payments to Named Executive Officers for that performance-based exception, except to the extent the Compensation Committee determines that such compliance is not required or not advisable in the best interests of the Corporation.

2006 EMAIP AWARDS

        For fiscal year 2006, each Named Executive Officer currently serving as an employee and certain other executives have been granted an opportunity to receive a cash incentive award under the 2006 EMAIP based upon performance objectives established with respect to fiscal year 2006. Because the performance periods have not yet been completed, the amount of annual incentive compensation to be paid in the future to the Corporation's current or future Named Executive Officers and other executives cannot be determined at this time. Actual amounts will depend on actual performance measured against the attainment of the pre-established performance goals.

        As of February 14, 2006, approximately 48 individuals participated in the predecessor 2000 Plan, and a similar number is expected to participate in 2006 in the 2006 EMAIP. As stated, it is not known what awards will be made under the 2006 EMAIP for FY 2006 payable in 2007. However, had the 2006 EMAIP been in effect and applicable to FY 2005 for bonuses paid in 2006, since the proposed Plan is very similar to, and has the same criteria as, the prior 2000 EMAIP, it is likely that the same awards would have been made as were actually made for 2005 under the predecessor Plan. If so, the following would apply:

                                                                BONUS

                James S. Osterman                            $  550,000*
                Dennis E. Eagan                              $  201,000
                Richard H. Irving, III                       $  139,000
                Kenneth O. Saito                             $  136,000
                Calvin E. Jenness                            $  141,000


                All Executive Officers as a Group (6)        $1,209,923

                All Directors as a Group                     $        0

                All Other Employees (42)                     $2,063,521
                                                             ----------

                        Total for FY 2005                    $3,273,444

        *Mr. Osterman's bonus was a contractually guaranteed minimum bonus in connection with the extension of his Employment Agreement on April 19, 2005. See discussion of his Agreement and this bonus at page 30.

VOTE REQUIRED

        Assuming the presence of a quorum, the 2006 EMAIP will be approved if more votes are cast in favor of approving it than against approving it.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2006 EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

                                   PROPOSAL 3

        The Board is proposing for approval by the stockholders the 2006 Equity Incentive Plan (the "2006 Equity Plan"). The following description of the material features of the 2006 Equity Plan is a summary only and is qualified in its entirety by reference to the 2006 Equity Plan, a copy of which is attached to this Proxy Statement as Exhibit B. Among the material matters for consideration in approving the 2006 Equity Plan are the following:

        o The Board is proposing the 2006 Equity Plan to replace the Corporation's current 1999 Stock Incentive Plan ("1999 Plan") and 2000 Stock Incentive Plan ("2000 Plan") for future equity-based awards to employees and other participants and, assuming approval, to provide for a number of additional authorized shares for future grants, as well as to reallocate the number of authorized shares remaining for award under the 1999 Plan and 2000 Plan to the 2006 Equity Plan;
        o Assuming stockholder approval, and retirement of the 1999 Plan and 2000 Plan from making further grants, the total number of shares available for award under the 2006 Equity Plan will be 4,236,919, comprised of 3,500,000 newly authorized shares and 736,919 unused shares allocated from the 1999 Plan and 2000 Plan, plus lapsed or cancelled awards or options from grants outstanding under the 1999 Plan and 2000 Plan at the time of stockholder approval; and
        o The 2006 Equity Plan, as proposed, fulfills the Corporation's needs for equity-based awards to employees and other participants for the next several years, provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval), and delivers incentives that align long-term participant and stockholder interests and link compensation to stockholder return.

        The shares to be delivered under the 2006 Equity Plan will be made available from authorized but unissued shares of common stock, from treasury shares, from shares purchased in the open market or otherwise. Shares initially awarded or granted under the 1999 Plan and 2000 Plan or the 2006 Equity Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options under the 2006 Equity Plan.

        The objectives of the 2006 Equity Plan are: (i) to attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Corporation by providing compensation opportunities that are competitive with other companies; (ii) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Corporation and its affiliates; and (iii) to align the long-term financial interests of employees and other individuals who are eligible to participate in the 2006 Equity Plan with those of stockholders. The Board adopted the 2006 Equity Plan on February 15, 2006 at the recommendation of the Compensation Committee, subject to the stockholder approval solicited by this Proxy Statement.

DESCRIPTION OF THE 2006 EQUITY PLAN

        GENERAL. The 2006 Equity Plan will be administered by the Compensation Committee of the Board or such other committee (the "Committee") consisting of two or more members as may be appointed by the Board to administer the 2006 Equity Plan. If any member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, a subcommittee of the Committee shall be appointed to grant awards to Named Executive Officers and to other officers who are subject to Section 16 of the Securities Exchange Act of 1934, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that stockholder approval be obtained for certain types of amendments, the 2006 Equity Plan may be amended by the Committee, in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the 2006 Equity Plan, unless the participants affected by such amendment provide their written consent.

        Under the 2006 Equity Plan, participants may be granted stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and performance shares, provided that non-employee directors are not eligible for grants of incentive stock options or performance shares. The number of shares that may be awarded under the 2006 Equity Plan is 4,236,919. The maximum number of incentive stock options that may be issued under this Plan is 1,750,000. Other than awards of stock options or SARs or awards that must be settled in cash, the number of shares that may be granted in the form of such other awards ("Full Value Grants") will be counted against this maximum number of shares such that the maximum is reduced 1.5 shares for each share subject to the Full Value Grants. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the maximum number of shares subject to options and SARs that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be five hundred thousand (500,000) shares, and the maximum number of shares of restricted stock, restricted stock units and performance shares that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be two hundred thousand (200,000) shares.

        Shares awarded or subject to purchase under the 2006 Equity Plan and under the 1999 Plan and 2000 Plan that are not delivered or purchased, or are reacquired by the Corporation as a result of forfeiture or termination, expiration, or cancellation of an award, will again be available for issuance under the 2006 Equity Plan.

        The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers. As applicable, when used in this description of the 2006 Equity Plan, the term "Committee" also refers to any such individual to whom the Committee has delegated some of its authority to grant awards. The Committee may also provide in option or other agreements relating to awards under the 2006 Equity Plan for automatic accelerated vesting and other rights upon the occurrence of a change-in-control or upon the occurrence of other events as may be specified in such agreements.

        STOCK OPTIONS. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and set forth in an option or other agreement, provided that no option will be exercisable more than ten years after the date of grant.

        Options granted under the 2006 Equity Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of, or provision of services by, a participant. The option price upon exercise shall be paid to the Corporation in full: (a) in cash, (b) by cash equivalent approved by the Committee, (c) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price or (d) by a combination of (a), (b) and
(c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2006 Equity Plan's purpose and applicable law.

        SARS. SARs granted under the 2006 Equity Plan entitle the grantee to receive an amount payable in shares or cash, or both, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed 10 years. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in an agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.

        RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the 2006 Equity Plan, and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award, and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in an agreement relating to such award. The restriction period for restricted stock and restricted stock units that are not subject to performance conditions will not be less than three years (but graded vesting may be provided), and for performance-based awards the restriction period will not be less than one year. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive dividends, provided that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Corporation to be held for the account of the grantee.

        A restricted stock unit is an unsecured promise to transfer a share at a specified future date, such as a fixed number of years, retirement, or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a stockholder with respect to the shares represented by the restricted stock units, unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend-equivalent rights, if provided for by the Committee.

        PERFORMANCE SHARES. Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares, a grantee shall be entitled to receive any dividends declared with respect to shares that have been earned but that have not yet been distributed to the grantee and shall be entitled to exercise full voting rights with respect to such shares.

        PERFORMANCE MEASURES. If awards granted or issued under the 2006 Equity Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following (which may relate to the Corporation or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value-added, economic value-added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost goals, budget goals, growth expansion goals or goals related to acquisitions or divestitures. The Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. In measuring performance, the Committee may adjust the Corporation's financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations or reductions-in-force. With respect to Named Executive Officers, the Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations.

        REPRICING. The 2006 Equity Plan prohibits the Corporation from reducing the exercise price of outstanding options without first receiving stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of the current United States federal income tax consequences of awards made under the 2006 Equity Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Corporation. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

        STOCK OPTIONS. A participant will not recognize any income upon the grant or purchase of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Corporation will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option, provided that the incentive stock option is exercised either while the participant is an employee of the Corporation or within three months (one year if the participant is disabled within the meaning of Section 22(e)(3) of the Code) following the participant's termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Corporation will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition, the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Corporation will be entitled to a corresponding deduction.

        SARS. A participant will not recognize any income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, and the Corporation will be entitled to a corresponding deduction.

        RESTRICTED STOCK AWARDS. A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Corporation will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Corporation as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Corporation employees), rather than dividend income, in an amount equal to the dividends paid, and the Corporation will be entitled to a corresponding deduction.

        RESTRICTED STOCK UNITS. A participant will not recognize taxable income at the time of the grant of a restricted stock unit, and the Corporation will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

        PERFORMANCE SHARE AWARDS. A participant will not recognize taxable income upon the grant of a performance share award, and the Corporation will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and the Corporation will be entitled to a corresponding deduction.

        COMPLIANCE WITH SECTION 162(M) OF THE CODE. Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to a Named Executive Officer. Compensation realized with respect to stock options awarded under the 2006 Equity Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2006 Equity Plan be approved by the Corporation's stockholders at the Annual Meeting. In addition, other types of awards under the 2006 Equity Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m) of the Code. To satisfy the requirements that apply to "performance-based" compensation, those performance measures must be approved by our current stockholders, and approval of the Plan will also constitute approval of those measures.

2006 EQUITY PLAN AWARDS

        The Committee has proposed that during the Second Quarter of 2006, subject to the stockholders approving the 2006 Equity Plan, Mr. James S. Osterman, Chairman and Chief Executive Officer of the Corporation, be awarded a grant of a yet-to-be-determined incentive instrument of a type permitted by the 2006 Equity Plan comparable to the SARs awarded on February 21, 2006 to the other Named Executive Officers under the 1999 Stock Incentive Plan, as amended to permit the grant of SARs. (These awards are discussed at pages 19 and 24.) Mr. Osterman's grant will be priced at the then fair market value. No awards have been granted yet under the 2006 Equity Plan, and the Committee will make any other future awards at its discretion, subject to the limits stated in the 2006 Equity Plan.

        Other than Mr. Osterman, discussed above, it is not known what awards would have been made for FY 2005 but granted in 2006 had the 2006 Equity Plan been effective; however, it is assumed that such awards would have been similar to those made on February 21, 2006 to 93 employees, including the Executive Officers other than Mr. Osterman, under the 1999 Plan, as amended to permit the grant of SARs. That grant included:

                                                           % OF TOTAL
                                             NUMBER OF        SARS        EXERCISE
                                                SARS         GRANTED        PRICE       EXPIRATION
NAME                                          GRANTED      ON 2/21/06     ($/SHARE)        DATE
----                                          -------      ----------     ---------        ----
Dennis E. Eagan                                40,000         6.5%         $16.76        2/21/16

Richard H. Irving, III                         40,000         6.5%         $16.76        2/21/16

Kenneth O. Saito                               40,000         6.5%         $16.76        2/21/16

Calvin E. Jenness                              40,000         6.5%         $16.76        2/21/16

All Executive Officers as a Group (5) *       170,000         27.8%        $16.76        2/21/16

Directors as a Group                             0              0            N/A           N/A

All Other Employees (88)                      442,000         72.2%        $16.76        2/21/16




----------------------------
* Excluding Mr. Osterman, as stated above.

VOTE REQUIRED

        The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2006 Equity Plan, provided that at least a majority of the outstanding shares of common stock are voted for or against, or abstain from voting on, the 2006 Equity Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2006 EQUITY PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                   PROPOSAL 4

        The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the calendar year ending December 31, 2006. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

        PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972 and auditors of management's report on, and the effectiveness of, internal controls over financial reporting for the year ended December 31, 2005. The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, Director, Officer or employee.

        PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2005 and 2004, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

                                                       2005 (PROPOSED)     2004 (ACTUAL)
                                                       ---------------     -------------
                AUDIT FEES:                               $1,516,730        $  685,000

                AUDIT RELATED FEES:                       $   51,600        $  215,000

                TAX COMPLIANCE AND PREPARATION FEES:      $  368,204        $  238,000
                                                          ----------        ----------

                        SUBTOTAL:                         $1,936,534        $1,138,000

                ALL OTHER FEES AND EXPENSES:              $  672,211        $  725,000
                                                          ----------        ----------

                          TOTAL                           $2,608,745        $1,863,000
                                                          ==========        ==========

        Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements and, in the case of 2005, of management's report and the effectiveness of internal controls over financial reporting of the Corporation, as well as for statutory audits.

        Audit Related Fees as of the years ended December 31, 2005 and 2004, respectively, were for assurance and related services, including consultations concerning financial accounting and reporting standards, audits of certain of the Corporation's qualified benefit plans in 2004 and assistance and consents with respect to the review of documents filed with the SEC.

        Tax Compliance and Preparation Fees for the years ended as of December 31, 2005 and 2004, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund.

        All Other Fees and Expenses for the years ended as of December 31, 2005 and 2004, respectively, represent services for tax planning, tax advice and assistance with respect to requests for rulings for technical advice from tax authorities.

        The Audit Committee of the Board, pursuant to its pre-approval policies and procedures for audit and non-audit services, approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2005 and concluded that such services did not affect the independence of the auditors. Please also refer to the Audit Committee Report on page 14.

        Representatives of PricewaterhouseCoopers LLP and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

        THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2006. IF THE STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP BY A MAJORITY OF VOTES CAST, THE BOARD WILL RECONSIDER THE APPOINTMENT.


              STOCKHOLDERS' COMMUNICATIONS WITH BOARD OF DIRECTORS

        Stockholders interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:

                               Board of Directors
                           Blount International, Inc.
                            4909 SE International Way
                             Portland, Oregon 97222
                      To the Attention of: General Counsel

The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment. Any such communication should include the stockholder's name, address, other contact information and number of shares of the Corporation's common stock owned.


                 STOCKHOLDERS' PROPOSALS FOR 2007 ANNUAL MEETING

        Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2007. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 2007 Annual Meeting of Stockholders must be received by the Corporation no later than November 15, 2006. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

                               GENERAL INFORMATION

        The expenses of soliciting proxies will be paid by the Corporation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.



                                By Order of the Board of Directors,





                                      Richard H. Irving, III
                               Senior Vice President, General Counsel
                                          and Secretary


Portland, Oregon
March 21, 2006


        BLOUNT INTERNATIONAL, INC.
                                                                                000000000.000 ext
                                                                                000000000.000 ext
                                                                                000000000.000 ext
        MR A SAMPLE                                                             000000000.000 ext
        DESIGNATION (IF ANY)                                                    000000000.000 ext
        ADD 1                                                                   000000000.000 ext
        ADD 2                                                                   000000000.000 ext
        ADD 3
        ADD 4
        ADD 5
        ADD 6


                                                                                C 1234567890     J N T


                                                                                [ ] Mark this box with an X if you have made
                                                                                    changes to your name or address details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1 - 5. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED
1 - 5.

[A] ELECTION OF DIRECTORS

The Board of Directors recommends a vote "FOR" the listed nominees.

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

                            FOR     WITHHOLD                            FOR     WITHHOLD                            FOR     WITHHOLD
1 - R. Eugene Cartledge     [ ]       [ ]     2 - Joshua L. Collins     [ ]       [ ]        3 - Eliot M. Fried     [ ]       [ ]

4 - Thomas J. Fruechtel     [ ]       [ ]     5 - E. Daniel James       [ ]       [ ]        6 - Robert D. Kennedy  [ ]       [ ]

7 - Harold E. Layman        [ ]       [ ]     8 - James S. Osterman     [ ]       [ ]


[B] PROPOSALS

The Board of Directors recommends a vote "FOR" the following proposals.

                                            FOR   AGAINST   ABSTAIN                                          FOR   AGAINST   ABSTAIN
2. To consider and act upon a proposal to   [ ]     [ ]       [ ]    4. To consider and act upon a proposal  [ ]     [ ]       [ ]
   approve the Blount International, Inc.                               to ratify the appointment of
   2006 Executive Management Annual                                     PricewaterhouseCoopers LLP as the
   Incentive Plan;                                                      independent registered public
                                                                        accounting firm for the Corporation
                                            FOR   AGAINST   ABSTAIN     for the year ending December 31,
3. To consider and act upon a proposal to   [ ]     [ ]       [ ]       2006; and
   approve the Blount International, Inc.
   2006 Equity Incentive Plan;                                       5. To transact such other business as
                                                                        may properly come before the Meeting
Mark this box with an X if you plan to attend the meeting.    [ ]       or any adjournment thereof.


[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please mark, sign exactly as your name is printed hereon and return in the enclosed envelope. If the stock is held jointly, each joint owner must sign. When signing as Attorney, Executor, Administrator, Trustee, Guardian or in any other representative capacity, please give full title.

Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (mm/dd/yyyy)
--------------------------------------------------   --------------------------------------------------   --------------------------
                                                                                                          [ ][ ]/[ ][ ]/[ ][ ][ ][ ]
--------------------------------------------------   --------------------------------------------------   --------------------------


                                                              1UPX                                        0 0 8 2 5 6

--------------------------------------------------------------------------------
PROXY - COMMON STOCK
--------------------------------------------------------------------------------

BLOUNT INTERNATIONAL, INC.
4909 SE INTERNATIONAL WAY
PORTLAND, OREGON 97222

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 2006

The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 21, 2006 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., P.D.T., on Tuesday, April 25, 2006, in the Dogwood Room of the Corporation's headquarters at 4909 SE International Way, Portland, Oregon 97222, and hereby appoints KENNETH O. SAITO and DONNA WECKER, or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of February 24, 2006 that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

          ------------------------------------------------------------

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Blount International, Inc.

                                                                       EXHIBIT A


                           BLOUNT INTERNATIONAL, INC.
                   EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN
              Amended and Restated Effective as of January 1, 2006


1.      ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

        Blount International, Inc. (the "Corporation") hereby adopts the amended and restated Blount International, Inc. Executive Management Annual Incentive Plan (the "Plan") for its executive officers and certain other executives and employees of the Corporation, its Operating Units and affiliates who are in management positions designated as eligible for participation by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation or its designee. The amended and restated Plan shall be effective as of January 1, 2006 and shall remain in effect, subject to the rights of amendment and termination in Section 13, until the Incentive Awards are paid for the Corporation's fiscal year ending in 2011. Unless the Committee determines otherwise, payments under the Plan shall only be made to the Chief Executive Officer (and such other Participants as the Committee may determine) after the Plan is approved by the stockholders of the Corporation.

2.      PURPOSE OF THE PLAN

        The purpose of the Plan is to further the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success.

3.      DEFINITIONS

        (a) "Base Annual Salary" means the actual base salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Corporation's deferred compensation or welfare plans (whether qualified or non-qualified).

        (b) "Board of Directors" means the Board of Directors of the Corporation.

        (c) "Change in Control" shall have the meaning ascribed to such term in the Blount International, Inc. 2000 Stock Incentive Plan, effective as of February 3, 2000, and as it may be amended.

        (d) "Chief Executive Officer" means the chief executive officer of the Corporation, unless otherwise specified.

        (e)     "Code" means the Internal Revenue Code of 1986, as amended.

        (f) "Committee" means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors that is responsible for administering the Plan.

        (g) "Corporation" means Blount International, Inc., a Delaware corporation, and its successors.

        (h) "Incentive Award" or "Award" means the bonus awarded to a Participant under the terms of the Plan.

        (i) "Maximum Award" means the maximum percentage of Base Annual Salary that may be paid based upon the Relative Performance during the Plan Year.

        (j) "Operating Unit" means a separate business operating unit of the Corporation with respect to which separate performance goals may be established hereunder.

        (k) "Participant" means an employee of the Corporation, an Operating Unit or an affiliate who is designated by the Committee or its designee to participate in the Plan.

        (l) "Plan Rules" means the guidelines established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

        (m) "Plan Year" means the twelve month period which is the same as the Corporation's fiscal year. The initial Plan Year for the amended and restated Plan shall be January 1, 2006 through December 31, 2006.

        (n) "Relative Performance" means the extent to which the Corporation, or designated Operating Unit, or both, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

        (o) "Target Award" means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

        (p) "Threshold Award" means the percentage of Base Annual Salary which corresponds to the minimum acceptable Relative Performance during the Plan Year.

4.      ADMINISTRATION OF THE PLAN

        The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than the Chief Executive Officer pursuant to Section 7. The Committee will have authority to establish Plan Rules with respect to the following matters for the Plan Year, subject to the right of the Board of Directors to ratify such Plan Rules as provided in this Section 4:

        (a) the employees of the Corporation, its Operating Units and affiliates who are Participants in the Plan;

        (b) the Target Award, Maximum Award (if any) and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

        (c) the performance targets and the measurement criteria to be used in determining the Corporation's or an Operating Unit's Relative Performance, which will include one or more of the following, as determined by the Committee or its designee each year: earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); return on capital employed; operating income; SG&A as a percentage of sales; inventory turnover ratio; cost reductions; leverage ratios; gross margin; product introduction; sales; net income; earnings per share; return on equity; return on assets (or net assets); after-tax or pre-tax profit; market value of the Corporation's stock; total stockholder return; return on investment; economic profit; capitalized economic profit; cash flow and cash flow return; and

        (d) the time or times, the form of payment, and the conditions subject to which any Incentive Award may become payable.

        The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee's right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 with respect to the Chief Executive Officer (and such other Participants as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants other than the Chief Executive Officer (and such other Participants as the Committee may determine), the Committee may in its discretion (i) establish performance measures and criteria not listed in this
Section 4 without obtaining stockholder approval; and (ii) during a Plan Year revise the performance targets and measurement criteria to the extent the Committee believes necessary to achieve the purposes of the Plan in light of any unexpected or unusual circumstances.

5.      PARTICIPATION

        Eligibility for participation in the Plan is limited to executive officers of the Corporation and certain other executives and employees of the Corporation and its Operating Units or affiliates who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than the Chief Executive Officer changes employment positions to a new position that corresponds to a different award level, the Committee may, in its discretion, adjust the Participant's award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.

6.      INCENTIVE AWARDS

        6.1     DETERMINATION OF THE AMOUNT OF INCENTIVE AWARDS

        At the end of each Plan Year, the Committee or its designee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information provided by the Corporation. A Participant's Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. In addition to any adjustments provided by the Incentive Award, the Committee may in determining whether performance targets have been met adjust the Corporation's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, that are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of the Chief Executive Officer (and such other Participants as the Committee may determine), that are intended to qualify as performance-based compensation under Code
Section 162(m), the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute "extraordinary items" under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

        The Committee may, in its discretion, decrease the amount of a Participant's Incentive Award for any reason, including the Committee's judgment that the performance targets have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or for such other reasons as the Committee deems appropriate.

        In the event that the Corporation's or an Operating Unit's performance is below the anticipated performance thresholds for the Plan Year and the Incentive Awards are below expectations or not earned at all, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except for Incentive Awards to the Chief Executive Officer and other Participants that are intended to qualify as performance-based compensation under Code Section 162(m).

        The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Chief Executive Officer (and such other Participants as the Committee may determine) for the performance-based exception under Code Section 162(m) and the regulations thereunder, except where the Compensation Committee or the Board of Directors determines such compliance is not necessary or advisable, under all of the surrounding circumstances. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $ 2.5 million.

6.2     ELIGIBILItY FOR PAYMENT OF INCENTIVE AWARD

        No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee's determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Corporation, an Operating Unit or an affiliate at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required, and the limitations of Code Section 162(m)), partial Incentive Awards may be paid to Participants (or their beneficiaries) who have been terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Corporation, and such Participant's rights shall be equivalent to that of a general unsecured creditor of the Corporation.

6.3     PAYMENT OF AWARDS

        Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6.1 and 6.2, subject to the Committee's right to allow a Participant to defer payment pursuant to an applicable deferred compensation plan of the Corporation, if applicable. Payment will generally be made in a lump sum in cash, in options to purchase common stock of the Corporation, or in a combination of cash and stock options, as determined by the Committee either at the time Awards are established or when they are paid (which may be different for different groups of Participants). In addition, the Committee may provide some or all of the Participants the right to elect, within the time frames provided by the Committee, to receive a portion or all of an Incentive Award in options to purchase common stock of the Corporation, rather than in cash.

7.      DELEGATION OF AUTHORITY BY THE COMMITTEE

        Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than the Chief Executive Officer. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.      CHANGE IN CONTROL

        Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing in accordance with such rules as the Committee may establish, the Participant's Incentive Award for the Plan Year shall be determined as if the Target Award level of performance has been achieved (without any reductions under Section 6.1) and shall be deemed to have been fully earned for the Plan Year, provided that` the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid only in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable upon a Change in Control to a Participant for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable to such Participant for the Plan Year under the terms of any employment agreement or severance agreement with the Corporation, its Operating Units or affiliates, provided that the Participant shall not receive a duplicate Incentive Award for the same Plan Year (or portion of a Plan Year). Notwithstanding the above, the Committee may provide in the Plan Rules for alternative consequences upon a Change in Control, which may apply to some or all Participants and which may vary among Participants.

9.      BENEFICIARY

        To the extent provided by the Committee or its designee each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section
6.2. Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for a designation of a beneficiary or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.     WITHHOLDING OF TAXES

        The Corporation shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.     EMPLOYMENT

        Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Corporation, an Operating Unit or an affiliate, or interfere with or restrict in any way the rights of the Corporation, an Operating Unit or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.

12.     SUCCESSORS

        All obligations of the Corporation under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Corporation, a merger, a consolidation or otherwise.

13.     TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW

        The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect the Participant's rights under an Incentive Award approved under Section 6.2. The Plan shall be interpreted and construed under the laws of the State of Delaware.

        AS APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON THE 15TH DAY OF FEBRUARY, 2006.

                                                                       EXHIBIT B







                           BLOUNT INTERNATIONAL, INC.
                           2006 EQUITY INCENTIVE PLAN
                       (EFFECTIVE AS OF FEBRUARY 15, 2006)

                               Table of Contents
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE 1 -  GENERAL PROVISIONS................................................1

         1.1     Establishment and Purposes of Plan............................1
         1.2     Types of Awards...............................................1
         1.3     Effective Date................................................1

ARTICLE 2 -  DEFINITIONS.......................................................1


ARTICLE 3 -  ADMINISTRATION....................................................7

         3.1     General.......................................................7
         3.2     Authority of the Committee....................................7
         3.3     Delegation of Authority.......................................8
         3.4     Award Agreements..............................................8
         3.5     Indemnification...............................................8

ARTICLE 4 -  SHARES SUBJECT TO THE PLAN........................................8

         4.1     Number of Shares..............................................8
         4.2     Individual Limits.............................................9
         4.3     Adjustment of Shares.........................................10

ARTICLE 5 -  STOCK OPTIONS....................................................11

         5.1     Grant of Options.............................................11
         5.2     Agreement....................................................11
         5.3     Option Price.................................................11
         5.4     Duration of Options..........................................11
         5.5     Exercise of Options..........................................11
         5.6     Payment......................................................11
         5.7     Nontransferability of Options................................12
         5.8     Purchased Options............................................12
         5.9     Special Rules for ISOs.......................................12

ARTICLE 6 -  STOCK APPRECIATION RIGHTS........................................12

         6.1     Grant of SARs................................................12
         6.2     Tandem SARs..................................................13
         6.3     Payment......................................................13

ARTICLE 7 -  RESTRICTED STOCK AND RESTRICTED STOCK UNITS......................13

         7.1     Grant of Restricted Stock....................................13
         7.2     Restricted Stock Agreement...................................13
         7.3     Nontransferability...........................................14
         7.4     Certificates.................................................14
         7.5     Dividends and Other Distributions............................14
         7.6     Restricted Stock Units (or RSUs).............................15

                               Table of Contents
                               -----------------
                                   (continued)



ARTICLE 8 -  PERFORMANCE SHARES...............................................15

         8.1     Grant of Performance Shares..................................15
         8.2     Value of Performance Shares..................................16
         8.3     Earning of Performance Shares................................16
         8.4     Form and Timing of Payment of Performance Shares.............16
         8.5     Nontransferability...........................................16

ARTICLE 9 -  PERFORMANCE MEASURES.............................................17


ARTICLE 10 -  BENEFICIARY DESIGNATION.........................................17


ARTICLE 11 -  DEFERRALS.......................................................17


ARTICLE 12 -  WITHHOLDING.....................................................18

         12.1     Tax Withholding.............................................18
         12.2     Share Withholding...........................................18

ARTICLE 13 -  FOREIGN EMPLOYEES...............................................18


ARTICLE 14 -  AMENDMENT AND TERMINATION.......................................18

         14.1     Amendment of Plan...........................................18
         14.2     Amendment of Award Agreement; Repricing.....................19
         14.3     Termination of Plan.........................................19
         14.4     Detrimental Activity........................................19

ARTICLE 15 -  MISCELLANEOUS PROVISIONS........................................19

         15.1     Restrictions on Shares......................................19
         15.2     No Implied Rights...........................................20
         15.3     Compliance with Laws........................................20
         15.4     Successors..................................................20
         15.5     Tax Elections...............................................20
         15.6     Legal Construction..........................................21

                           BLOUNT INTERNATIONAL, INC.
                           2006 EQUITY INCENTIVE PLAN

                         ARTICLE 1 - GENERAL PROVISIONS

        1.1 ESTABLISHMENT AND PURPOSES OF PLAN. Blount International, Inc., a Delaware corporation, (the "Corporation") hereby establishes an equity incentive plan to be known as the "Blount International, Inc. 2006 Equity Incentive Plan" (the "Plan"), as set forth in this document. The objectives of the Plan are (i) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Corporation and its affiliates; (ii) to attract, motivate and retain employees, directors, consultants and other persons who perform services for the Corporation by providing compensation opportunities that are competitive with other companies; and (iii) to align the long-term financial interests of employees and other Eligible Participants with those of the Corporation's stockholders.

        1.2 TYPES OF AWARDS. Awards under the Plan may be made to Eligible Participants who are Employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units; (vi) Performance Shares, or (vii) any combination of the foregoing. Awards under the Plan may be made to Eligible Participants who are not employees in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights; (iii) Restricted Stock; and (iv) Restricted Stock Units, or (v) any combination of the foregoing.

        1.3 EFFECTIVE DATE. The Plan shall be effective on the date it is approved by the stockholders at the Annual Meeting or any special meeting, if applicable, (the "Effective Date").

                             ARTICLE 2 - DEFINITIONS

        Except where the context otherwise indicates, the following definitions apply:

        2.1 "Agreement" means the written agreement evidencing an Award granted to the Participant under the Plan.

        2.2 "Award" means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, or combination of these.

        2.3     "Board" means the Board of Directors of the Corporation.

        2.4 "Cause" means "Cause", as defined in the Participant's Employment Agreement, or if such agreement does not define Cause or the Participant does not have an Employment Agreement, "Cause" means, unless provided otherwise in the Agreement, the involuntary termination of a Participant by the Corporation for any of the following reasons: (a) as a result of an act or acts by the Participant which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses); (b) as a result of one or more acts by a Participant which in the good faith judgment of the Board are believed to be in violation of law or of policies of the Corporation and which result in demonstrably material injury to the Corporation; (c) as result of an act or acts of proven dishonesty by the Participant resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Participant at the expense of the Corporation or public stockholders of the Corporation; or (d) upon the willful and continued failure by the Participant to perform his duties with the Corporation (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability), after a demand in writing for substantial performance is delivered by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the Participant has not substantially performed his duties. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. The determination of "Cause" shall be made by the Committee based upon the information provided to it.

        2.5     "Change in Control" means any of the following events:

                (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, of securities of the Corporation representing an aggregate of more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities (excluding the acquisition by persons who own such amount of securities on the Effective Date, or acquisitions by persons who acquire such amount through inheritance); or

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                (iii) consummation of (A) a merger, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation, or such surviving entity or parent of affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or
        (B) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets;

                (iv) a sale of more than 50% of the assets of the Corporation.

        2.6 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

        2.7 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article 3 of the Plan. To the extent required by applicable law, if any member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to
Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

        2.8 "Corporation" means Blount International, Inc., a Delaware corporation, and its successors and assigns.

        2.9 "Director" means any individual who is a member of the Board of Directors of the Corporation; provided, however, that any Director who is employed by the Corporation or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

        2.10 "Disability" means, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. For a Director, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Committee based upon the information provided to it.

        2.11    "Effective Date" shall have the meaning ascribed to such term in
Section 1.3 hereof.

        2.12 "Eligible Participant" means an employee of the Employer (including an officer), as well as any other person, including a Director and a consultant or other person who provides bona fide services to the Employer, as shall be determined by the Committee.

        2.13 "Employer" means the Corporation and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Corporation within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Corporation shall be authorized to act on behalf of all other entities included within the definition of "Employer."

        2.14 "Employment Agreement" means with respect to a Participant who is an employee, the written agreement between the Corporation or a Subsidiary and the employee providing for the terms of such employee's employment with the Corporation or a Subsidiary, as it may be amended from time to time.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

        2.16 "Fair Market Value" means the fair market value of a Share, as determined in good faith by the Committee as follows:

                (a) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on the last trading date immediately preceding such date;

                (b) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on the last trading date immediately preceding such date;

                (c) If the Shares are admitted to Quotation on the NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on the last trading date immediately preceding such date; or

                (d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

        For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange ("NYSE"), or (ii) if shares are not traded on the NYSE, the NASDAQ, or (iii) if shares are not traded on the NYSE or NASDAQ, the largest regional exchange on which Shares are traded.

        2.17 "Incentive Stock Option" or "ISO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

        2.18 "Insider" shall mean, to the extent such provisions are applicable, an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

        2.19 "Named Executive Officer" means, to the extent such provisions are applicable, a Participant who is one of the group of "covered employees" as defined in the regulations promulgated or other guidance issued under Code
Section 162(m), as determined by the Committee.

        2.20 "Nonqualified Stock Option" or "NQSO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

        2.21 "Option" means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

        2.22 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.23 "Participant" means an Eligible Participant to whom an Award has been granted.

        2.24 "Performance Measures" means the performance measures set forth in Article 9, which are used for performance-based Awards to Named Executive Officers.

        2.25 "Performance Share" means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but, if applicable, not later than the time permitted by Code section 162(m) in the case of a Named Executive Officer, unless the Committee determines that compliance with Code section 162(m) is not required or desirable.

        2.26 "Permitted Transferee" means any members of the immediate family of the Participant (I.E., spouse, children and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. Appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Corporation at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee's rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.

        2.27 "Plan" means the Blount International, Inc. 2006 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

        2.28 "1999 Plan" means the Blount International, Inc. 1999 Stock Incentive Plan, as amended.

        2.29 "2000 Plan" means the Blount International, Inc. 2000 Stock Incentive Plan, as amended.

        2.30 "Restricted Stock" means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restrictions and conditions, including performance conditions, as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, or to receive any dividends or distributions with respect to such Shares, or any combination thereof, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.31    "Restricted Stock Units" or "RSUs" means a right granted under
Section 7 of the Plan, subject to such restrictions and conditions as determined by the Committee, to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

        2.32 "Restriction Period" means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.

        2.34 "Retirement" means "Retirement" as defined in the Participant's Employment Agreement or, if such agreement does not define such term or the Participant does not have an Employment Agreement, "Retirement" means normal retirement under the terms of any tax-qualified retirement plan of the Corporation, or, if no such plan is in existence or does not define "Retirement", "Retirement" means termination of employment (other than an involuntary termination for Cause) at any time on or after attainment of age 65.

        2.35 "Share" means one share of common stock, par value $0.01 per share, of the Corporation, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

        2.36    "Stock Appreciation Right" or "SAR" means an Award granted under
Article 6 of the Plan that provides for an amount payable in Shares or cash, or both, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

                           ARTICLE 3 - ADMINISTRATION

        3.1 GENERAL. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers of the Corporation, such of its powers as it deems appropriate.

        3.2     AUTHORITY OF THE COMMITTEE.

                (a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof, consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

                (b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

                (c) In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

                (d) All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Corporation, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

                (e) No Award to a Participant may be repriced, replaced, regranted through cancellation or modified for such Participant without stockholder approval (except for adjustments provided for in Section 4.3), if the effect would be to reduce the exercise price for such Participant for the Shares underlying such Award. Further, the Committee may not, without stockholder approval, cancel an outstanding Option at a time when the Fair Market Value of the Shares covered by the Option is less than the exercise price of the Option for the purpose of granting a replacement Award of a different type.

        3.3 DELEGATION OF AUTHORITY. Except with respect to Named Executive Officers and Insiders (to the extent such rules are applicable), the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

        3.4 AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

        3.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as directors, officers or as members of the Committee, directors and officers of the Corporation and the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Corporation, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the director, officer or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his or her duties; provided, that within 60 days after institution of any such action, suit or proceeding, a director, officer or Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                     ARTICLE 4 - SHARES SUBJECT TO THE PLAN

        4.1     NUMBER OF SHARES. (a) Subject to adjustment as provided in
Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is 3,500,000 Shares, plus 736,919 Shares representing the aggregate number of unused, expired and forfeited Shares in the 1999 Plan and 2000 Plan as of March 7, 2006, for a total of 4,236,919 Shares, plus that number of Shares representing any additional unused, expired or forfeited Shares, if any, in the 1999 Plan and the 2000 Plan between March 7, 2006 and the Effective Date, in accordance with the terms of such grants. Other than Awards of Stock Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards ("Full Value Grants") will be counted against the Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants. The number of Incentive Stock Options that may be issued under the Plan is up to 1,750,000 Shares. Shares to be issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Corporation as treasury shares, including Shares purchased in the open market or in private transactions. Upon approval of this Plan by the stockholders of the Corporation, no further grants will be made under the 1999 Plan and the 2000 Plan. Awards made under the 1999 Plan and the 2000 Plan shall remain outstanding in accordance with their terms. (b) The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

                (i) If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Corporation, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Units, Performance Shares ("Returned Shares"), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares relating to Full Value Grants counting as 1.5 shares).

                (ii) Each Performance Share awarded that may be settled in Shares shall be counted as one and one-half Shares subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance. Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

                (iii) Each Restricted Stock Unit that may be settled in Shares shall be counted as one and one-half Shares subject to an award. Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance.

        4.2 INDIVIDUAL LIMITS. For purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:

                (a) OPTIONS AND SARS. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

                (b) RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE SHARES. The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one fiscal year to any one Participant shall be two hundred thousand (200,000) Shares.

        4.3 ADJUSTMENT OF SHARES. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Corporation or sale or other disposition by the Corporation of all or a portion of its assets, any other change in the Corporation's corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Corporation, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

                (a) the limitation on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

                (b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

                (c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

                (d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

                (e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

                           ARTICLE 5 - STOCK OPTIONS

        5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

        5.2 AGREEMENT. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

        5.3 OPTION PRICE. The Option Price for each grant of an ISO or NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share, as defined by the Committee, on the date the Option is granted.

        5.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

        5.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Corporation or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Corporation or upon the occurrence of other events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the right of a Participant to defer option gains related to an exercise.

        5.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Corporation in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and
(c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        5.7     NONTRANSFERABILITY OF OPTIONS.

                (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

        5.8 PURCHASED OPTIONS. The Committee shall also have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Corporation).

        5.9 SPECIAL RULES FOR ISOS. In no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

                      ARTICLE 6 - STOCK APPRECIATION RIGHTS

        6.1 GRANT OF SARS. A Stock Appreciation Right (SAR)may be granted to an eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A SAR shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. The exercise price for a SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted. Except with respect to a Tandem SAR, SARs granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to continuing employment, which need not be the same for each grant or each Participant. A SAR granted in connection with an Option (a "Tandem SAR") shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement. SARs shall not be transferable and shall be subject to the same transferability restrictions as Incentive Stock Options.

        6.2 TANDEM SARS. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

        6.3 PAYMENT. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred, at the election of the Participant, in accordance with such rules as the Committee may establish.

             ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1 GRANT OF RESTRICTED STOCK. Restricted Stock Awards may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or deferred grants of Restricted Stock.

        7.2 RESTRICTED STOCK AGREEMENT. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of Performance Measures, the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends or distributions with respect to the Shares during the Restriction Period. Subject to shortening the length of the Restriction Period upon the occurrence of certain circumstances, such as death, Disability, or a Change in Control, or upon the achievement of Performance Measures, all grants of Restricted Stock and Restricted Stock Units shall have a Restriction Period of not less than three (3) years (but graded vesting may be provided), provided that performance-based Restricted Stock and Restricted Stock Unit Awards shall be subject to a restriction period of not less than one (1) year.

        Notwithstanding Section 3.4 of the Plan, a Restricted Stock Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

        7.3 NONTRANSFERABILITY. Except as otherwise provided in this Article 7, no shares of Restricted Stock nor any Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

        7.4 CERTIFICATES. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant's name (or an appropriate book entry shall be made). Certificates, if issued, may either be held in custody by the Corporation until the Restriction Period expires or until restrictions thereon otherwise lapse or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

        7.5     DIVIDENDS AND OTHER DISTRIBUTIONS. Except as provided in this
Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Corporation, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends and distributions; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Corporation for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may, to the extent applicable, apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends or Restricted Stock or both maintain eligibility for the performance-based compensation exception under Code Section 162(m).

        7.6 RESTRICTED STOCK UNITS (OR RSUS). Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

                (a) The Committee, in its discretion, shall determine the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (I.E., at vesting, termination of employment or another date).

                (b) Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

                (c) Awards of RSUs shall be subject to the same terms as applicable to Awards of Restricted Stock under Section 7.2 of the Plan; provided, however, a Participant to whom RSUs are awarded has no rights as a shareholder with respect to the Shares represented by the RSUs unless and until the Shares are actually delivered to the Participant; provided further, however, RSUs may have dividend equivalent rights if provided for by the Committee that may be subject to the same terms and conditions governing dividends and distributions applicable to Restricted Stock Awards under Section 7.5 of this Plan, but with the exception that in no event shall RSUs possess voting rights.

                (d) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant's employment with the Employer (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant's ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted.

                         ARTICLE 8 - PERFORMANCE SHARES

        8.1 GRANT OF PERFORMANCE SHARES. Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        8.2 VALUE OF PERFORMANCE SHARES. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the Performance Measures in its discretion that, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the Performance Measures must be met shall be called a "Performance Period."

        8.3 EARNING OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the Change in Control or upon the occurrence of other events specified in the Agreement.

        8.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        Except as otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to receive any dividends and distributions declared with respect to Shares that have been earned in connection with grants of Performance Shares but that have not yet been distributed to the Participant (such dividends and distributions shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends and distributions earned with respect to Restricted Stock, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares that have been earned in connection with grants of Performance Shares but that have not yet been distributed to the Participant.

        8.5 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                        ARTICLE 9 - PERFORMANCE MEASURES

        The Performance Measure(s) to be used for purposes of Awards under the Plan shall be chosen from among the following (which may relate to the Corporation or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value-added, economic value-added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost goals, budget goals, growth expansion goals, or goals related to acquisitions or divestitures. The Committee can establish other Performance Measures for performance Awards granted to Eligible Participants. To the extent required to comply with the requirements of Code Section 162(m), the Corporation will submit the Performance Measures for shareholder approval.

        The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures. The Committee shall retain the discretion to adjust Awards upward or downward.

                      ARTICLE 10 - BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 11 - DEFERRALS

        The Committee may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Corporation such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                            ARTICLE 12 - WITHHOLDING

        12.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                         ARTICLE 13 - FOREIGN EMPLOYEES

        In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Corporation or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

                     ARTICLE 14 - AMENDMENT AND TERMINATION

        14.1 AMENDMENT OF PLAN. The Committee may at any time terminate or from time to time amend the Plan in its discretion in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Section 162(m) or 422; or the rules of the New York Stock Exchange or any exchange upon which the Corporation lists the shares for trading; or other applicable law, rule or regulation; or any combination thereof, no amendment shall be effective unless approved by the stockholders of the Corporation at an annual or special meeting.

        14.2 AMENDMENT OF AWARD AGREEMENT; REPRICING. The Committee may, at any time, in its discretion amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 14.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, in its discretion amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Corporation.

        14.3 TERMINATION OF PLAN. No Awards shall be granted under the Plan after the tenth (10th) anniversary of the date the Board adopts the Plan.

        14.4 DETRIMENTAL ACTIVITY. The Committee may provide in the Award Agreement that if a Participant engages in any "Detrimental Activity" (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, or unpaid Awards as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Restricted Stock Unit payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Corporation the excess of the then Fair Market Value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

        For purposes of this Section, "Detrimental Activity" means any of the following activities as further defined by the Committee in the Award Agreement and as determined by the Committee in good faith: (i) the violation of any agreement between the Corporation and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services (ii) conduct that constitutes Cause (as defined in Section
2.4 above), whether or not the Participant's employment is terminated for Cause.

                      ARTICLE 15 - MISCELLANEOUS PROVISIONS

        15.1 RESTRICTIONS ON SHARES. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation or Committee.

        Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        15.2 NO IMPLIED RIGHTS. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant's employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation.

        15.3    Compliance with Laws.

                (a) At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate.

                (b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

        15.4 SUCCESSORS. The terms of the Plan shall be binding upon the Corporation, and its successors and assigns (whether by purchase, merger, consolidation or otherwise).

        15.5 TAX ELECTIONS. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code
Section 83(b) or any similar provision thereof.

        15.6    LEGAL CONSTRUCTION.

                (a) SEVERABILITY. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

                (b) GENDER AND NUMBER. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

                (c) GOVERNING LAW. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


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

IN WITNESS WHEREOF, this Plan was duly approved and adopted by the Board of Directors as of the 15th day of February, 2006, subject to ratification by the stockholders at the next Annual Meeting of Stockholders on April 25, 2006 or any adjournment thereof.

                                                BLOUNT INTERNATIONAL, INC.



                                                By: /s/ Calvin E. Jenness
                                                        Authorized Officer
ATTEST:


/s/ Richard H. Irving, III
    Secretary


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